SIEBEL SYSTEMS, INC.
2207 BRIDGEPOINTE PARKWAY
SAN MATEO, CA 94404
(650) 477-5000

OFFER TO EXCHANGE
OUTSTANDING OPTIONS
TO PURCHASE COMMON STOCK
HAVING AN EXERCISE PRICE OF
$40.00 PER SHARE OR MORE

AUGUST 29, 2002

SIEBEL SYSTEMS, INC.

OFFER TO EXCHANGE OUTSTANDING OPTIONS
HAVING AN EXERCISE PRICE OF $40.00 PER SHARE OR MORE

THE OFFER EXPIRES AT MIDNIGHT, PACIFIC TIME, ON
MONDAY, SEPTEMBER 30, 2002, UNLESS THE OFFER PERIOD IS EXTENDED

     Siebel Systems, Inc. is offering the employees of Siebel Systems and its subsidiaries the opportunity to exchange outstanding stock options with exercise prices equal to or greater than $40.00 per share for shares of its Common Stock, or in some cases, cash.

         If you elect to participate in the offer, we will issue to you, in exchange for the cancellation of your eligible stock options, consideration equal to the number of shares underlying the stock options multiplied by $1.85. If the total consideration due for all eligible options you elect to tender is $5,000 or less, then we will pay you the amount in cash, less applicable tax withholdings. If the total consideration due for all eligible options you elect to tender is more than $5,000, then we will pay you in shares of our Common Stock. The number of shares you receive will be reduced by the amount of applicable tax withholdings and will be calculated based on the closing price of our Common Stock as reported on the Nasdaq National Market on September 30, 2002, or a later date if the offer period is extended.

         Although the shares you receive will be fully vested, that portion of the shares that is equal in value to fifty percent (50%) of the total consideration, based on the closing price of our Common Stock on the offer termination date, will be subject to holding restrictions ranging from one to four years. If you hold eligible options for fewer than 200,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over two years. If you hold eligible options for at least 200,000 shares, but fewer than 400,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over three years. If you hold eligible options for at least 400,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over four years. The remaining shares of Common Stock that you receive will not be subject to a holding restriction.

     As an example, assume that you hold a stock option grant to purchase 10,000 shares of our Common Stock at an exercise price of $50.00 per share. Assume that your tax withholding rate is 32% and that the closing price of our Common Stock on September 30, 2002 is $10.00 per share. If you elect to participate in the offer, in exchange for the cancellation of your stock option, you will receive shares of our Common Stock calculated as follows:

•	10,000 shares underlying your stock option, multiplied by $1.85 per share, or $18,500, which is the total amount of your consideration.

•	$18,500, less $5,920 (32% of $18,500) of tax withholdings, equals $12,580 of remaining consideration.

•	$12,580 of remaining consideration, divided by the $10.00 per share assumed closing price, equals 1,258 shares of our Common Stock that we will issue to you.

•	925 shares (50% of $18,500/$10) will be subject to holding restrictions and released over the two-year period following October 1, 2002 and the remaining 333 shares ((50% of $18,300)-$5,920/$10) will not be subject to a holding restriction. You may sell these 333 shares, provided you comply with applicable securities laws and our securities trading policies.

     Only employees of Siebel Systems or one of its subsidiaries as of August 29, 2002 who continue to be employees through the offer termination date of September 30, 2002, or a later date if the offer period is extended, are eligible to participate in the offer. If you are currently on a personal leave of absence and return to active status before the date the offer terminates, you are also eligible to participate in the offer. If you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the offer. However, if you are on a leave of absence for any other reason or if you resign or receive a notice of termination at any time before the offer terminates, you are not eligible to participate in the offer. In addition, members of our Board of Directors, including officers who are directors (i.e., Thomas M. Siebel and Patricia A. House), are not eligible to participate in the offer.

     If you hold more than one eligible option, you may tender as many or as few eligible options as you wish. If you elect to exchange an eligible option, you can tender all or a portion of the outstanding shares under the eligible option. For each eligible option that you partially tender, you must tender in increments of 1,000 shares. The number of shares tendered will be taken first from any vested portion of the eligible option and then from the unvested portion of the eligible option in the order that the shares would have vested (i.e., the untendered options shall be those options at the end of the vesting schedule).

     We are making the offer upon the terms and subject to the conditions described in this Information Statement, including the conditions described in Section 7 of this Information Statement. We are not making the offer to, nor will we accept any tender of eligible options from or on behalf of, employees in any jurisdiction in which the offer or the acceptance of any tender of eligible options would not comply with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to eligible employees in any jurisdiction.

     Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender one or more of your eligible options for exchange. You must make your own decision whether to tender your eligible options. You should carefully review this information statement in its entirety before deciding whether to elect to exchange your eligible options.

     Shares of our Common Stock are quoted on the Nasdaq National Market under the symbol “SEBL.” On August 28, 2002, the closing price of our Common Stock as reported on the Nasdaq National Market was $8.63 per share. Because the number of shares of Common Stock that will be issued to you if you accept the offer will depend on the closing price of our Common Stock on the offer termination date, we recommend that you obtain current market quotations of our Common Stock before deciding whether to elect to exchange your eligible options. Note however, that the total value of the consideration you may receive will not change, even if the closing price of our Common Stock changes.

     You should direct questions about the offer, requests for assistance in completing the related documents and requests for additional copies of this Information Statement or related documents by sending an email to exchangeoffer@siebel.com.

     This transaction has not been approved or disapproved by the Securities and Exchange Commission nor has the SEC passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and the rules of the participating plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only. We recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the offer.

IMPORTANT

     Whether or not you accept the offer, you must complete and sign an election form for each of your eligible options and deliver your election to the Stock Administration Group at Siebel Systems via facsimile at (650) 477-4020. Election forms must be received before midnight, Pacific Time, on September 30, 2002 (or a later expiration date if we extend the offer). Election forms not received by Siebel Systems by the offer termination date, even if sent by the offer termination date, will be disregarded. Please allow time for delivery when sending your Election Forms.

     If you accept the offer and the price of our Common Stock increases above the exercise price of your eligible options during the term of your eligible options, the value of the consideration you receive may be less than the value of the Common Stock you would have received upon exercise of your eligible options. Therefore, we cannot guarantee that the value of the consideration you receive will be higher than what you would receive if you do not exchange your eligible options. Further, we cannot guarantee that the value of the Common Stock at the time the applicable holding period expires will be higher than or equal to the value of the Common Stock at the time you receive it. Siebel Systems and its Board of Directors recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors about your financial or tax situation. The information about the offer from Siebel Systems is limited to the contents of this Information Statement.

     We have not authorized any person to make any recommendation on our behalf as to whether or not you should tender your eligible options pursuant to the offer. We have not authorized anyone to give you any information or to make any representation in connection with the offer other than the information and representations contained in this document and the Tender Offer Statement filed with the SEC on August 29, 2002. If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by us.

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SUMMARY OF TERMS

     The following are answers to some of the questions that you may have about the offer to employees of Siebel Systems, Inc. and its subsidiaries to exchange outstanding options, whether or not vested, with exercise prices equal to or greater than $40.00 per share (the “Eligible Options”) granted under its equity incentive and stock option plans (the “Offer”). We urge you to read carefully the remainder of this Information Statement and the accompanying documents because the information in this summary is not complete. We have included references to the relevant sections of the Information Statement where you can find a more complete description of the topics in this summary.

Who can participate in the Offer?

         “Eligible Participants” are employees of Siebel Systems and its subsidiaries as of August 29, 2002 who continue to be employees through September 30, 2002, or a later date if the Offer is extended (the “Offer Termination Date”). If you are currently on a “personal” leave of absence and return to active status before the date the Offer terminates, you are eligible to participate in the Offer. If you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the Offer. However, if you are on a leave of absence for any other reason or if you resign or receive a notice of termination at any time before the Offer terminates, you are not eligible to participate in the Offer. In addition, members of our Board of Directors, including officers who are directors (i.e., Thomas M. Siebel and Patricia A. House), are not eligible to participate in the Offer. See Section 1 of the Information Statement.

How do I know if I have received a “notice of termination”?

     For purposes of the Offer, you have received a “notice of termination” if, at any time before the Offer Termination Date, you have (i) received a written notice that Siebel Systems or one of its subsidiaries intends to take the necessary steps to end your employment relationship or (ii) in accordance with local laws, received an offer, filed or have agreed in writing to file a petition in labor court or have entered into an agreement, in each case to end your employment relationship with Siebel Systems or one of its subsidiaries.

If I am on a “personal” leave of absence and I return to work as an active employee before the Offer Termination Date, will I be eligible to participate in the Offer?

         Yes. If you are on a “personal” leave of absence and you return to work as an active employee before the Offer Termination Date, you will be deemed an Eligible Participant and may participate in the Offer.

What options are Siebel Systems offering to exchange?

     We are offering to exchange vested and unvested stock options held by Eligible Participants that are currently outstanding under our equity incentive and stock option plans and that have exercise prices equal to or greater than $40.00 per share. You can elect to exchange any of your Eligible Options if you are an Eligible Participant, and if otherwise permissible by applicable law. Partial tenders of Eligible Options in increments of 1,000 shares will be allowed, as further described in Section 1 of the Information Statement.

Why is Siebel Systems making the Offer?

     A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and equity compensation. Many of our employees’ outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our Common Stock. We believe that these options may be unlikely to be exercised in the near future and have resulted in a lack of proper incentives for our employees. By making this Offer, we believe we will be able to improve

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employee morale by realigning our compensation programs to more closely reflect the current market and economic conditions. See Section 2 of the Information Statement.

What consideration will I receive in exchange for the cancellation of an Eligible Option?

     For each Eligible Participant who elects to participate in this Offer pursuant to the terms described in this Information Statement, we will issue consideration having a value equal to the number of shares underlying each Eligible Option tendered for exchange multiplied by $1.85 (the “Consideration”). Any applicable withholding taxes or charges will be withheld from the Consideration and paid by us to the applicable tax authority, as permitted or required by law.

     If the aggregate Consideration (prior to any applicable withholding taxes or charges) of all Eligible Options you elect to tender is $5,000 or less, then the Consideration, less applicable withholdings, will be paid in cash (the “Cash Consideration”) as soon as practicable after October 1, 2002 or a later date if the Offer is extended (the “Issuance Date”).

     If the aggregate Consideration (prior to any applicable withholding taxes or charges) of all Eligible Options you elect to tender is greater than $5,000, then the Consideration, less applicable withholdings, will be paid in shares of our Common Stock (the “Issued Common Stock”). Shares of Issued Common Stock having a value on the Offer Termination Date (based on the closing price of our Common Stock as reported on the Nasdaq National Market) of fifty percent (50%) of the aggregate Consideration (prior to any applicable withholding taxes or charges) will be subject to a holding period that restricts the sale of the Issued Common Stock, as further described in Section 3 of the Information Statement. The remaining shares of Issued Common Stock will not be subject to a holding restriction. See Section 3 of the Information Statement.

How did Siebel Systems determine the amount of Consideration to be paid in exchange for the cancellation of each share of Common Stock underlying an Eligible Option?

     We used the Black-Scholes option-pricing model to determine the fair value of the Eligible Options. The Black-Scholes option-pricing model relies on various assumptions, including the expected remaining term of the options, the volatility of our Common Stock, the risk-free rate of interest, expected dividends, the option exercise price and the price of our Common Stock as of the date we commence the Offer. The amount of Consideration that we are offering per share of Common Stock underlying an Eligible Option is intended to be at least the fair value of the Eligible Option, as determined by the Black-Scholes option-pricing model using our current estimates of these assumptions.

2.

What price will be used to determine the number of Issued Common Stock I will receive in exchange for my Eligible Options?

     We will use the closing price of our Common Stock as reported on the Nasdaq National Market on the Offer Termination Date to calculate the number of shares of Issued Common Stock that will be issued in exchange for the cancellation of Eligible Options. If this calculation would result in the issuance of fractional shares of Common Stock, the number of shares of Issued Common Stock will be rounded up to the nearest whole number of shares. See Sections 3 and 8 of the Information Statement.

How and when will I receive my Issued Common Stock or Cash Consideration?

     As soon as practicable after the Issuance Date, we expect to deliver the Issued Common Stock to Salomon Smith Barney, the “captive broker” for our employee stock option and purchase plans (the “Designated Broker”), who will deposit them into your account with the Designated Broker. If you do not have an account with the Designated Broker, we will establish one for you prior to the Issuance Date. The Designated Broker will hold your shares of Issued Common Stock in your account and release them for sale as the applicable holding period expires.

     We expect to deliver the Cash Consideration (to Eligible Participants who tender Eligible Options with an aggregate Consideration of $5,000 or less) as soon as practicable after the Issuance Date. We anticipate that payment of the Cash Consideration will be processed through our payroll system.

May I request to have my Issued Common Stock delivered to a broker other than the Designated Broker?

     For administrative reasons, your Issued Common Stock can only be delivered directly to the Designated Broker.

Are there conditions to the Offer?

     The Offer is subject to a number of conditions, which are described in Section 7 of the Information Statement. If any of these conditions exist, we may decide to reject the Eligible Options that you elect to exchange, or we may terminate or amend the Offer, or postpone our acceptance of any Eligible Option that you elect to exchange. A summary of these conditions is as follows:

•	if we are required to extend the Offer Termination Date beyond September 30, 2002;

•	if regulatory or legal actions threaten the validity or existence of, or our ability to complete, the Offer, or materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits we believe we will receive from the Offer;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if trading in the U.S. securities markets is suspended;

•	if a third party commences a merger with or acquisition of Siebel Systems; or

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•	if we believe that a material change or changes in our business, condition (financial or other), assets, income, operations, prospects or stock ownership has occurred.

What happens if I am an Eligible Participant on August 29, 2002 but am not an Eligible Participant on the Offer Termination Date?

     If you elect to tender one or more of your Eligible Options and prior to the Offer Termination Date: (a) you resign or your employment or service with Siebel Systems or one of its subsidiaries terminates, (b) you receive notice of such termination or (c) you begin a leave of absence (for a reason other than medical, maternity, worker’s compensation, military or other statutorily protected reasons), then none of your Eligible Options will be exchanged and your Eligible Options will continue on their current terms. Participation in the Offer does not confer upon you the right to remain employed by Siebel Systems or its subsidiaries.

If I am an Eligible Participant employed outside of the United States who holds Eligible Options under Siebel Systems’ equity incentive and stock option plans, am I subject to the same terms as described in this Offer?

     If you are an Eligible Participant employed outside of the United States who holds Eligible Options, you are subject to the terms of this Offer as described herein. International employees should also refer to Appendix A to the Information Statement entitled “Guide to International Issues” for a discussion of the tax and other consequences of accepting or rejecting the Offer under the law of the country in which you are employed. If the laws of your jurisdiction do not allow tax withholdings by an employer as discussed in Section 12 of and Appendix A to the Information Statement, you will be required to pay your taxes.

Will I be eligible to receive future option grants if I exchange my Eligible Options?

     Regardless of whether you exchange one or more of your Eligible Options, you may be eligible to receive future option grants in accordance with our standard policies, although we currently have no plans to do so. Acceptance of the Offer will not entitle you to receive any future option grants. There may be potentially adverse accounting consequences if we issue additional options to employees who participate in the Offer within six months of the Issuance Date. We will not grant any options to Eligible Participants prior to the Offer Termination Date.

What will be the terms and conditions of the Issued Common Stock?

     The terms and conditions of the Issued Common Stock will be substantially the same as our Common Stock. The shares of Issued Common Stock having a value on the Offer Termination Date (based on the closing price of our Common Stock as reported on the Nasdaq National Market) of fifty percent (50%) of the aggregate Consideration (prior to any applicable withholding taxes or charges) will be subject to the following holding restrictions, as further described in Section 3 of the Information Statement:

•	If you hold Eligible Options for fewer than 200,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over two years.

•	If you hold Eligible Options for at least 200,000 shares, but fewer than 400,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over three years.

•	If you hold Eligible Options for at least 400,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over four years.

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During this holding period, each holder of Issued Common Stock that is subject to the holding restrictions will not be able to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of Issued Common Stock. The remaining Issued Common Stock will not be subject to the holding restriction. However, your must comply with applicable securities laws and our securities trading policies when you sell any shares of Issued Common Stock. See Section 3 of the Information Statement.

Will the Issued Common Stock be subject to vesting?

     No. The Issued Common Stock will be fully vested when issued.

If, for any reason, I am no longer employed by Siebel Systems after the Offer Termination Date but before the applicable holding period expires, am I entitled to keep my shares of Issued Common Stock?

     Yes. The shares of Issued Common Stock will be fully vested when issued, and therefore your continued ownership of such shares is not tied to your continued employment with Siebel Systems.

Why doesn’t Siebel Systems “reprice” my Eligible Options?

     A “repricing” of existing options could lead to adverse accounting consequences for the repriced options, including a requirement that we take a charge to earnings for compensation expense over the life of the options. This compensation expense could vary over time if our stock price fluctuates and could lower our earnings per share and adversely impact the price of our Common Stock on an ongoing basis.

Why doesn’t Siebel Systems just grant me additional options?

     Because of the large number of options currently outstanding that have exercise prices significantly above our recent market price, a grant of additional options to replace these “underwater” options would dilute our existing stockholders’ investment in Siebel Systems by increasing the number of outstanding shares and decreasing earnings per share of our Common Stock on a fully diluted basis.

5.

If I have Incentive Stock Options that are Eligible Options, what happens if I elect not to exchange them in this Offer?

     You will not be subject to U.S. Federal Income Tax as a result of your election not to exchange your Eligible Options. We do not believe that the Offer to you will change any of the terms of your Eligible Options if you do not accept the Offer. However, the IRS may characterize the Offer to you as a “modification” of those Eligible Options that are incentive stock options, even if you decline the Offer. A successful assertion by the IRS that such options have been modified could extend the options’ holding period to qualify for favorable tax treatment and cause a portion of such options to be treated as nonqualified stock options.

     If you choose not to exchange your Eligible Options and you have been granted incentive stock options, we recommend that you consult with your tax advisor to determine the tax consequences of the exercise of those options and the sale of the Common Stock that you will receive upon exercise.

If I elect to exchange Eligible Options, will my election affect other components of my compensation?

     Your decision to accept or reject the Offer will not affect your future compensation in any way. Your acceptance or rejection of the Offer also will not affect your ability to receive stock or option grants in the future, other than the Issued Common Stock, although we currently have no plans to issue additional options to existing employees.

If I elect to exchange Eligible Options, do I have to exchange all of my Eligible Options or can I just exchange some of them?

     If you hold more than one Eligible Option, you may tender as many or as few Eligible Options as you wish. If you elect to exchange an Eligible Option, you can tender all or a portion of the outstanding shares under that Eligible Option. For each Eligible Option that you partially tender, you must tender in increments of 1,000 shares. The number of shares tendered will first be taken from any vested portion of the Eligible Option and then from the unvested portion of the Eligible Option in the order that the shares would have vested (i.e., the untendered options shall be those options at the back of the vesting schedule). Once any Eligible Options you tender are cancelled, you will have no rights to these cancelled Eligible Options. Any Eligible Option you do not tender will not be exchanged and will continue on its current terms.

     As an example, assume that an Eligible Participant has four (4) option grants to purchase a total of 10,000 shares of our Common Stock. The first option grant is for the purchase of 2,500 shares at an exercise price of $16.00 per share. The second option grant is for the purchase of 2,500 shares at an exercise price of $46.00 per share. The third option grant is for the purchase of 2,500 shares at an exercise price of $40.50 per share. The fourth option grant is for the purchase of 2,500 shares at an exercise price of $39.87 per share. Under the terms of this Offer, only the second and third option grants are Eligible Options, as they are the only ones with exercise prices equal to or greater than $40.00 per share. If the employee elects to participate in this Offer, the employee may elect to exchange either of these grants, or both grants. For each of the grants exchanged, the employee may tender all or a portion of the outstanding shares under that Eligible Option, in

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increments of 1,000 shares. If any of these option grants had been partially exercised, the employee may tender the remaining unexercised shares subject to that grant in total or in increments of 1,000 shares.

If I elect to tender a portion of the outstanding shares under an Eligible Option, then will the number of shares I tender be taken out of my vested or unvested portion of the Eligible Option?

     The number of shares tendered will be taken first from any vested portion of the Eligible Option and then from the unvested portion of the Eligible Option in the order that the shares would have vested (i.e., the untendered options shall be those options at the back of the vesting schedule). If you are vested in fewer shares than you elect to tender under an Eligible Option, you will only have unvested shares remaining under Eligible Option, which will vest in accordance with their original schedule.

Will I have to pay taxes if I exchange my Eligible Options in the Offer?

     If you accept the Offer, in most jurisdictions you will recognize income on the Consideration (whether or not you receive Cash Consideration or Issued Common Stock) for income tax purposes as of the Issuance Date, as further described in Section 12 and Appendix A to the Information Statement.

     Any applicable withholding taxes or charges on the Consideration will be withheld from the Consideration and paid to the appropriate tax authority, as permitted or required by law. For U.S. employees, the issuance of the Consideration will be treated as ordinary income and we will be required to withhold certain income and payroll taxes. As a result, we will withhold the supplemental rate applicable to your Eligible Options, which is available under “Tax Information” in Stock Planner on mySiebel. For international employees, the tax withholdings, if required or allowed, will depend on the statutory tax rate in your jurisdiction. If the laws of your jurisdiction do not allow tax withholdings by an employer, you will be required to pay your taxes on the Consideration. See Section 3 of the Information Statement.

     Depending on your personal tax situation, you may owe taxes on the Consideration above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

     BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK, INCLUDING BUT NOT LIMITED TO A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM THE CONSIDERATION, IF ANY, WILL BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER.

When does the Offer expire? Can the Offer be extended, and if so, how will I know if it is extended?

     The Offer expires on September 30, 2002, at midnight, Pacific Time, unless we extend it.

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     Although we do not currently intend to do so, we may, in our discretion or as required, extend the Offer at any time. If we extend the Offer, we will announce the extension no later than midnight, Pacific Time, on September 30, 2002. See Section 1 of the Information Statement.

What do I need to do to exchange my Eligible Options?

     Whether or not you accept the Offer, you must make your election by following the directions set forth in Section 4 of the Information Statement and deliver your signed Election Forms (one for each Eligible Option you elect or decline to exchange) to the Stock Administration Group at Siebel Systems before the Offer Termination Date. Election Forms must be sent via facsimile to (650) 477-4020.

     Election Forms must be received before midnight, Pacific Time, on September 30, 2002 (or a later expiration date if Siebel Systems extends the Offer). Election Forms not received by Siebel Systems by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Election Forms.

     If you elect to participate in the Offer, you must have an account with the Designated Broker, as we will deposit the shares of Issued Common Stock directly into that account. If you do not currently have an account with the Designated Broker, we will set one up for you prior to the Issuance Date. This account must remain open through the release of your applicable holding period. Please note, however, that there is currently no cost to you in maintaining an account with the Designated Broker, although this may change and there may be costs associated with effecting transactions out of that account.

     YOU SHOULD REVIEW THE INFORMATION STATEMENT, THE ELECTION FORMS AND ALL OF THE RELATED ATTACHMENTS BEFORE MAKING YOUR ELECTION.

During what period of time may I change my previous election?

     You may change your previous election at any time before midnight, Pacific Time, on September 30, 2002. If we extend the Offer beyond that time, you may change your previous election at any time until the extended Offer Termination Date. To change your election, please follow the directions set forth in Section 5 of the Information Statement.

     Notice of Change in Election Forms must be received before midnight, Pacific Time, on September 30, 2002 (or a later expiration date if Siebel Systems extends the Offer). Notice of Change in Election Forms not received by Siebel Systems by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Notice of Change in Election Forms. If you change your election from reject to accept you will also be required to fill out and deliver a new Election Form. You may change your election more than once. See Section 5 of the Information Statement.

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What happens to my Eligible Options if I do not accept the Offer?

     If you do not accept the Offer, you will keep all your current options and you will not receive any Consideration. No changes will be made to your current options.

Under what circumstances would Siebel Systems not accept my Eligible Options?

     We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted and received for exchange and for which the election has not been validly withdrawn. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange, or if certain conditions exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of the Information Statement.

Whom should I contact if I have questions about the Offer?

     You should direct questions about this Offer, requests for assistance in completing the related documentation and requests for additional copies of the Information Statement or related documents by sending an email to exchangeoffer@siebel.com.

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THE OFFER

Material Risks of Participating In the Offer

     Participation in this Offer involves a number of potential risks, including the material risks described below. Eligible Participants should carefully consider these risks and are urged to speak with an investment and tax advisor as necessary before deciding whether or not to participate in this Offer. In addition, we strongly encourage you to read this Information Statement in its entirety and review the documents referred to in Section 18 of the Information Statement.

     Participation in the Offer may mean that you do not receive any option grants within six months of the Issuance Date.

     Employees are generally eligible to receive option grants at any time that the Board of Directors or the Compensation Committee chooses to make them. If you exchange one or more of your Eligible Options, you may be eligible to receive future option grants in accordance with our standard policies, although we currently have no plans to do so. Acceptance of the Offer and cancellation of one or more of your Eligible Options will not entitle you to receive any future option grants. There may be potentially adverse accounting consequences if we issue additional options to employees who participate in the Offer within six months of the Issuance Date.

     If our stock price increases after the date that your tendered Eligible Options are cancelled, your cancelled Eligible Options might have been worth more than the Consideration that you receive in exchange for them.

     Although the market price of our Common Stock is currently lower than the exercise price of the Eligible Options you may tender in this Offer, the market price of our Common Stock may increase in the future. If you accept the Offer and the price of our Common Stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the Consideration may be less than the value of the Common Stock you would have received upon exercise of your Eligible Options. Therefore, we cannot guarantee that the value of the Consideration will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the Issued Common Stock at the time the applicable holding period expires will be higher than or equal to the value of the Issued Common Stock at the time you receive it.

     Siebel Systems and its Board of Directors recognize that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer that is available from Siebel Systems is limited solely to the information contained in this Information Statement.

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1.	ELIGIBLE PARTICIPANTS; NUMBER OF OPTIONS; OFFER TERMINATION DATE.

     “Eligible Participants” are employees of Siebel Systems and its subsidiaries as of August 29, 2002, who continue to be employees through the Offer Termination Date. If you are currently on a “personal” leave of absence and return to active status before the date the offer terminates, you are eligible to participate in the Offer. If you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the Offer. However, if you are on a leave of absence for any other reason or if you resign or receive a notice of termination at any time before the Offer terminates, you are not eligible to participate in the Offer. In addition, members of our Board of Directors, including officers who are directors (i.e., Thomas M. Siebel and Patricia A. House), are not eligible to participate in the Offer.

     For purposes of the Offer, you have received a “notice of termination” if, at any time before the Offer Termination Date, you have (i) received a written notice or are on notice that Siebel Systems or one of its subsidiaries intends to take the necessary steps to end your employment relationship or (ii) in accordance with local laws, received an offer, filed or have agreed in writing to file a petition in labor court or have entered into an agreement, in each case to end your employment relationship with Siebel Systems or one of its subsidiaries.

     “Eligible Options” consist of options with exercise prices greater than $40.00 per share that have been issued under our 1996 Equity Incentive Plan, our 1998 Equity Incentive Plan, the Janna Systems Inc. Amended and Restated Share Compensation Plan, the OnLink Technologies, Inc. 1998 Stock Plan, the OpenSite Technologies, Inc. 1998 Stock Option Plan and the Sales.com, Inc. 1999 Equity Incentive Plan (collectively, the “Participating Plans”).

     For each Eligible Participant who elects to participate in this Offer pursuant to the terms described herein, we will issue Consideration having a value equal to the number of shares underlying each Eligible Option tendered for exchange multiplied by $1.85. Any applicable withholding taxes or charges will be withheld from the Consideration and paid by us to the applicable tax authority, as permitted or required by law.

     If the aggregate Consideration (prior to any applicable withholding taxes or charges) of all Eligible Options you elect to tender is $5,000 or less, then the Consideration, less applicable withholdings, will be paid in cash (“Cash Consideration”) as soon as practicable after the Issuance Date.

     If the aggregate Consideration (prior to any applicable withholding taxes or charges) of all Eligible Options you elect to tender is greater than $5,000, then the Consideration, less applicable withholdings, will be paid in shares of our Common Stock (the “Issued Common Stock”). The shares of Issued Common Stock will be determined and issuable as of the Issuance Date, and will equal the dollar value remaining after subtracting tax withholdings from the Consideration, divided by the closing price of our Common Stock as reported on the Nasdaq National Market on the Offer Termination Date. If this calculation would result in the issuance of fractional shares of Common Stock, the number of shares of Issued Common Stock will be rounded up to the nearest whole number of shares.

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     Shares of Issued Common Stock having a value on the Offer Termination Date (based on the closing price of our Common Stock as reported on the Nasdaq National Market) of fifty percent (50%) of the aggregate Consideration (prior to any applicable withholding taxes or charges) will be subject to a holding period of one to four years from the Issuance Date restricting the sale of the Issued Common Stock, as further described in Section 3 of the Information Statement. The remaining shares of Issued Common Stock will not be subject to a holding period.

     If you hold more than one Eligible Option, you may tender as many or as few Eligible Options as you wish. If you elect to exchange an Eligible Option, you can tender all or a portion of the outstanding shares under the Eligible Option. For each Eligible Option that you partially tender, you must tender in increments of 1,000 shares. The number of shares tendered will be taken first from the vested portion of the Eligible Option and then from the unvested portion of the Eligible Option in the order that the shares would have vested (i.e., the untendered options shall be those options at the end of the vesting schedule). If you do not elect to tender any Eligible Options, no Eligible Options will be exchanged and your Eligible Options will continue on their current terms.

     As of August 22, 2002, options to purchase 210,165,901 shares of Common Stock were outstanding under the Participating Plans. The options had exercise prices of between $0.30 and $109.05 per share. Of these options, options to purchase 51,593,898 shares of our Common Stock had an exercise price of $40.00 or more, of which 31,950,301 are held by Eligible Participants. The shares of Common Stock issuable upon exercise of Eligible Options held by Eligible Participants represent approximately 15% of the total shares of Common Stock issuable upon exercise of all options outstanding under the Participating Plans as of August 22, 2002. As of August 22, 2002, options to purchase 15,985,290 shares of Common Stock were outstanding under our equity incentive and stock option plans other than the Participating Plans.

     Our Offer is subject to the terms and conditions described in this Information Statement. We will only accept Eligible Options that are properly submitted for exchange and not validly withdrawn in accordance with Sections 4 and 5 of this Information Statement before the Offer expires on the Offer Termination Date. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange or to the extent certain conditions described in the Information Statement exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of the Information Statement.

     The term “Offer Termination Date” for this Offer means midnight, Pacific Time, on September 30, 2002, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If we extend the period of time during which the Offer will remain open, the term “Offer Termination Date” will refer to the latest time and date at which the Offer expires. See Section 14 of this Information Statement for a description of our rights to extend, postpone, terminate and/or amend the Offer or to reject any Eligible Option that you elect to exchange.

     We will publish a notice if we decide to take any of the following actions:

•	increase or decrease what we will give you in exchange for your Eligible Options;

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•	increase or decrease the number of Eligible Options to be exchanged in the Offer; or

•	extend or terminate the Offer.

     If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we also intend to extend the Offer until ten (10) business days after the date the notice is published.

     If we elect to extend the Offer, the Issuance Date would also change.

     A “business day” means any day other than a Saturday, Sunday or federal holiday in the United States and consists of the time period from 12:01 a.m. through 12:00 midnight, Pacific Time.

2.	PURPOSE AND STRUCTURE OF THE OFFER.

     A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and compensation. We granted the Eligible Options for the following purposes:

•	to provide our employees an opportunity to acquire or increase a financial interest in Siebel Systems, thereby creating a stronger incentive to assist Siebel Systems in achieving our corporate goals;

•	to attract, motivate and reward our employees; and

•	to strengthen the alignment of interests between our employees and stockholders.

     Many of our outstanding options have exercise prices that are significantly higher than the current market price of our Common Stock. We believe that these options may be unlikely to be exercised in the near future. By making this Offer, we believe that we will be able to improve employee morale by realigning our compensation programs to more closely reflect the current market and economic conditions.

     We are undertaking this Offer, as opposed to repricing your options or granting you new options, because those actions would have unfavorable financial and accounting consequences for Siebel Systems. Specifically, a repricing would lead to variable accounting for the repriced options and require that we take a charge to earnings for compensation expense over the life of the options. This compensation expense could lower our earnings per share and could have an adverse impact on the price of our Common Stock on an ongoing basis. A grant of additional options would also decrease earnings per share, on a fully diluted basis, by increasing the number of outstanding shares calculated on that basis. This would dilute our stockholders’ investment in our company.

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3.	SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF ISSUED COMMON STOCK.

     Consideration. For each Eligible Participant who elects to participate in this Offer, we will determine and issue Consideration as follows:

     (1)  Determine Amount of Consideration: The Consideration to be paid in exchange for each Eligible Option will be equal to the number of shares underlying each Eligible Option tendered for exchange multiplied by $1.85.

     (2)  Calculate Tax Withholdings: Any applicable withholding taxes or charges will be withheld from the Consideration referenced above and paid to the appropriate tax authority, as permitted or required by law. For U.S. employees, the tax withholdings will equal the supplemental rate applicable to your Eligible Options, which are available under “Tax Information” in StockPlanner on mySiebel. For international employees, the tax withholdings will depend on the statutory tax rate in your jurisdiction. Eligible Participants should consult with their tax advisor to determine if additional taxes will be due. Depending on your personal tax situation, you may owe taxes on the Consideration above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

     (3)  Determine Type of Consideration:

               (a) If the aggregate Consideration (prior to any applicable withholding taxes or charges) of all Eligible Options you elect to tender is $5,000 or less, then the Consideration, less applicable withholdings, will be paid in cash as soon as practicable after the Issuance Date.

               (b) If the aggregate Consideration (prior to any applicable withholding taxes or charges) of all Eligible Options you elect to tender is greater than $5,000, then the Consideration, less applicable withholdings, will be paid in shares of our Common Stock as soon as practicable after the Issuance Date. The number of shares of Issued Common Stock will equal the dollar value remaining after subtracting tax withholdings from the Consideration, divided by the closing price of our Common Stock as reported on the Nasdaq National Market on the Offer Termination Date. If this calculation would result in the issuance of fractional shares of Common Stock, the number of shares of Issued Common Stock will be rounded up to the nearest whole number of shares.

Example 1 (Cash Consideration): An employee holds two Eligible Options. The first Eligible Option entitles the employee to purchase up to 250 shares of our Common Stock at an exercise price of $40.00 per share. The second Eligible Option entitles the employee to purchase up to 2,000 shares of our Common Stock at an exercise price of $75.00 per share. The employee’s total tax withholdings rate is 34%. The employee elects to exchange only the second option.

The Consideration for the second Eligible Option is $3,700 (2,000 shares multiplied by $1.85 per share). In exchange for the cancellation of the second option, the employee will receive $2,442 in cash ($3,700 less $1,258 in tax withholdings). The first option continues in accordance with its original terms. If the employee is in a country where Siebel Systems cannot deduct the tax withholdings, the employee would receive $3,700 and be responsible for paying the applicable taxes.

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Example 2 (Issued Common Stock; Tax withholdings required): An employee holds two Eligible Options. The first Eligible Option entitles the employee to purchase up to 10,000 shares of our Common Stock, 3,000 of which are vested and 7,000 of which are unvested as of the Offer Termination Date, at an exercise price of $40.00 per share. The unvested shares vest quarterly at 500 shares per quarter, with the next vest of 500 shares occurring on December 31, 2002. The second Eligible Option entitles the employee to purchase up to 8,000 shares of our Common Stock, 3,000 of which are vested and 5,000 of which are unvested as of the Offer Termination Date, at an exercise price of $75.00 per share. The employee elects to exchange 4,000 shares under first Eligible Option and all 8,000 shares under the second Eligible Option. The employee’s total tax withholdings rate is 30%. The employee’s total tax liability for the Consideration for the taxable year is 40%. The closing price of our Common Stock as reported on the Nasdaq National Market on the Offer Termination Date is $10.00.

Step 1: The Consideration for each Eligible Option is as follows:

	Number of		Per Share
Option	Shares	Per Share	Consideration	Total Consideration
Grant	(a)	Exercise Price	(b)	(a times b)

1	4,000	$40.00	$1.85	$7,400
2	8,000	$75.00	$1.85	$14,800

Aggregate Consideration for Eligible Options				$22,200

Step 2: For an employee with a 30% withholding rate, Siebel Systems would withhold $6,660 (30% of $22,200) from the Consideration and remit such amount to the appropriate tax authority. The employee’s total tax liability for the year, however, would be $8,880 (40% of $22,200), a difference of $2,220. This difference would be the employee’s obligation to pay when his or her taxes become due.

Step 3: Because the aggregate Consideration due to the employee exceeds $5,000, the Consideration (less tax withholdings) would be paid in shares of Issued Common Stock. The number of shares of Issued Common Stock due to the employee would have a value of $15,540 ($22,200 less the $6,660 tax withholding). Assuming a $10.00 closing price on the Offer Termination Date, Siebel Systems would deposit 1,554 ($15,540/$10.00) shares of Issued Common Stock into the employee’s account with Salomon Smith Barney (the “Designated Broker”).

Of the 1,554 shares issued to the employee, 1,110 (50% of the aggregate Consideration (prior to any applicable withholding taxes or charges) divided by $10.00) would be subject to a two-year holding period, half of which (555 shares) would be released after one year and the other half of which (555 shares) would be released after two years. The remaining 444 shares (1,554 – 1,110) would not be subject to a holding period and could be sold, provided that any such sale is in accordance with applicable securities laws and our securities trading policies. The employee would be responsible for covering his or her additional tax liability of $2,220 and may use the remaining shares (or other funds) to cover these taxes.

In exchange for the Issued Common Stock, all 3,000 vested shares and 1,000 of the unvested shares under the first Eligible Option will be cancelled. The 1,000 unvested shares exchanged under the first Eligible Option would have vested on December 31, 2002, and March 31, 2003 had they not been exchanged. The remaining 6,000 unvested shares not tendered under the first Eligible Option will vest in accordance with their original schedule, which will commence on the next scheduled vest date of June 30, 2003. All outstanding shares under the second Eligible Option will be cancelled and exchanged for the Issued Common Stock.

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Example 3 (Issued Common Stock; no Tax withholdings required): The facts are the same as in Example 2, except that the employee’s total tax liability for the Consideration is 40%, and Siebel Systems is not allowed to withhold taxes from the Consideration.

Step 1: The Consideration for each Eligible Option is the same as in Example 2, with the aggregate Consideration for the Eligible Options tendered equal to $22,200.

Step 2: For an employee with a 40% tax rate, $8,880 in taxes would be due as a result of exchanging the Eligible Options. Because Siebel Systems is not allowed to withhold taxes, the aggregate amount of $22,200 would be issued to the employee. The $8,880 in taxes would be the employee’s obligation to pay when the taxes become due.

Step 3: Because the aggregate Consideration due to the employee exceeds $5,000, the Consideration would be paid in shares of Issued Common Stock. The number of shares of Issued Common Stock due to the employee would be 2,220 ($22,200/$10.00), which Siebel Systems would deposit into the employee’s account with the Designated Broker. Of the 2,220 shares issued to the employee, 1,110 shares (50% of the aggregate Consideration (prior to any applicable withholding taxes or charges)) would be subject to a two-year holding period, half of which (555 shares) would be released after one year and the other half of which (555 shares) would be released after two years. The remaining 1,110 shares would not be subject to a holding restriction and could be sold, provided that any such sale is in accordance with applicable securities laws and our securities trading policies. The employee would be responsible for covering his or her tax liability and may use the remaining shares (or other funds) to cover these taxes.

In exchange for the Issued Common Stock, all 3,000 vested shares and 1,000 of the unvested shares under the first Eligible Option will be cancelled. The 1,000 unvested shares exchanged under the first Eligible Option would have vested on December 31, 2002, and March 31, 2003, had they not been exchanged. The remaining 6,000 unvested shares not tendered under the first Eligible Option will vest in accordance with their original schedule, which will commence on the next scheduled vest date of June 30, 2003. All outstanding shares under the second Eligible Option will be cancelled and exchanged for the Issued Common Stock.

         If we receive and accept the election to exchange all Eligible Options outstanding as of August 29, 2002 held by Eligible Participants, and assuming (i) a closing price of our Common Stock on September 30, 2002 of $10.00 per share and (ii) that an average of 34% will be withheld from the Consideration for payment of tax withholdings for all Eligible Participants, we expect to grant Issued Common Stock in exchange for such Eligible Options for an aggregate total of approximately 3,610,000 shares of our Common Stock. See Section 10 of the Information Statement. Such number of shares of Issued Common Stock would equal approximately one percent (1%) of the total shares of our Common Stock outstanding as of August 22, 2002. We anticipate issuing the Issued Common Stock from our 1996 Equity Incentive Plan and 1998 Equity Incentive Plan.

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     Terms of Issued Common Stock. Shares of Issued Common Stock issued as Consideration for the cancellation of your Eligible Options will be issued from the Participating Plan under which your Eligible Options were granted, except that Eligible Options issued out of acquired company Participating Plans will be issued out of our 1998 Equity Incentive Plan. The issuance of Issued Common Stock under this Offer will not create any contractual or other right of the recipients to receive any future grants of stock, stock options or benefits in lieu of stock options.

     The following description of the Participating Plans and the Issued Common Stock is a summary and is not complete. Issued Common Stock will be subject to the terms and conditions of the Participating Plan under which it will be issued. Additional information about the Participating Plans may be found in the Form S-8 Registration Statements and related Prospectuses prepared in connection with the Participating Plans. Please contact the Stock Administration Group at exchangeoffer@siebel.com to request copies of the Participating Plans or related Prospectuses. Copies will be provided promptly and at our expense.

     General. Our 1996 Equity Incentive Plan was adopted on May 14, 1996 and amended on each of October 14, 1996, January 10, 1997 and August 23, 1999. As of August 22, 2002, there were 41,710,540 shares of our Common Stock available for grant pursuant to the 1996 Equity Incentive Plan and options to purchase 75,468,659 shares of our Common Stock issued and outstanding under the 1996 Equity Incentive Plan. The terms of the 1996 Equity Incentive Plan permit us to issue Common Stock from the Plan. All shares of Issued Common Stock issued to executive officers of the Company will be issued under the 1996 Equity Incentive Plan.

     Our 1998 Equity Incentive Plan was adopted on October 28, 1998 and amended on each of April 19, 1999, December 8, 2000, April 17, 2001 and October 18, 2001. As of August 22, 2002, there were 86,373,770 shares of our Common Stock available for grant pursuant to the 1998 Equity Incentive Plan and options to purchase 134,043,702 shares of our Common Stock issued and outstanding under the 1998 Equity Incentive Plan. The terms of the 1998 Equity Incentive Plan permit us to issue Common Stock from the Plan.

     The OnLink Technologies, Inc. 1998 Stock Plan, as amended; OpenSite Technologies, Inc. 1998 Stock Option Plan and Sales.com, Inc. 1999 Equity Incentive Plan were adopted on October 18, 1999, July 10, 1998 and November 15, 1999, respectively. As of August 22, 2002, there were options to purchase 200,652, 88,085 and 5,458 shares of our Common Stock, respectively, outstanding under these Participating Plans. The Janna Systems Inc. Amended and Restated Share Compensation Plan was adopted on October 31, 1995 and amended on each of October 31, 1995, March 12, 1997, May 7, 1998, April 29, 1999, November 24, 1999, December 9, 1999 and April 25, 2000. As of August 22, 2002, there were options to purchase 359,345 shares of our Common Stock outstanding under this Participating Plan.

     Because these acquired company Participating Plans have been terminated, all shares of Issued Common Stock issued as Consideration for the exchange of Eligible Options granted under these Participating Plans will be issued out of our 1998 Equity Incentive Plan.

     Administration. The Board of Directors administers the Participating Plans and has delegated administration of the Participating Plans to the Compensation Committee of the Board

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of Directors. The Board of Directors has the authority to construe, interpret and amend the Participating Plans, provided, however, that certain amendments to our 1996 Equity Incentive Plan require the approval of our stockholders.

     Siebel Systems Common Stock. Please review the materials we have filed with the SEC, including the documents listed in Section 18, for information regarding the terms of our Common Stock and a description of Siebel Systems and its business and operations.

     Vesting of Issued Common Stock. The Issued Common Stock will not be subject to vesting.

     Tax Consequences. If you are a U.S. employee, you should refer to Section 12 of this Information Statement for a discussion of the U.S. income tax consequences of the Consideration and the Eligible Options, as well as the consequences of accepting or rejecting the Consideration under this Offer. If you are an international employee, please refer to Appendix A to this document entitled “Guide to International Issues.” For all employees, we recommend that you consult with your tax advisor with respect to tax matters.

     Registration of Issued Common Stock. All shares of Common Stock issuable upon exercise of options under the Participating Plans, including the shares that will be issuable upon exercise of all Issued Common Stock, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on one or more Registration Statements on Form S-8 filed with the SEC.

     Holding Requirement. Shares of Issued Common Stock having a value on the Offer Termination Date (based on the closing price of our Common Stock as reported on the Nasdaq National Market) of fifty percent (50%) of the aggregate Consideration (prior to any applicable withholding taxes or charges) will have a restriction that will not permit the holders of this Issued Common Stock to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of any Issued Common Stock for a period of one to four years following the Issuance Date. The remaining shares of Issued Common Stock will not be subject to a holding restriction and could be sold, provided that any such sale is in accordance with applicable securities laws and our securities trading policies. An employee would be responsible for covering his or her tax liability and may use the remaining shares (or other funds) to cover the employee’s tax obligations. The holding periods are as follows:

•	If you hold Eligible Options for fewer than 200,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over two years (i.e., 1/2 will be released after the first year and 1/2 will be released after the second year).

•	If you hold Eligible Options for at least 200,000 shares, but fewer than 400,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over three years (i.e., 1/3 will be released after the first year, 1/3 will be released after the second year and 1/3 will be released after the third year).

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•	If you hold Eligible Options for at least 400,000 shares, then the shares subject to the holding restriction will be released in equal annual installments over four years (i.e., 1/4 will be released after the first year, 1/4 will be released after the second year, 1/4 will be released after the third year and 1/4 will be released after the fourth year).

4.	PROCEDURES FOR EXCHANGING ELIGIBLE OPTIONS.

     If you elect to participate in the Offer, you must have an account with the Designated Broker, as we will deposit the shares of Issued Common Stock directly into that account. If you do not currently have an account with the Designated Broker, we will set one up for you prior to the Offer Termination Date. This account must remain open through the release of your applicable holding restriction. Please note, however, that there is currently no cost to you in maintaining an account with the Designated Broker, although this may change and there will be costs associated with effecting transactions out of that account.

     Making Your Election.

     If You Are Not on a Leave of Absence:

     In order to access your Election Forms, which are available in StockPlanner on mySiebel, you must have an RSA token and have set up a pin number. If you do not have an RSA token, please contact IT Customer Care immediately to obtain one.

     An Election Form (in the form attached as Exhibit 1) for each Eligible Option is available through StockPlanner on mySiebel. To locate your Election Forms, please follow these instructions:

•	Open mySiebel and navigate to the F&A Tab.

•	Select Stock Administration from the Groups list.

•	Click on the “Login to StockPlanner” button.

•	Use your eBiz ID and your RSA pin and token code to log in to StockPlanner.

•	Click on Grant History (under Stock Options) from the navigation bar on the left side of the screen.

•	Click the date in the “Grant Date” column for each Eligible Option to view the Election Form.

•	Print the Election Form for each Eligible Option.

     Continue with the instructions set forth under “For All Eligible Participants” below.

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     If You Are an Eligible Participant on a Leave of Absence:

     An Election Form (in the form attached as Exhibit 1) for each Eligible Option will be mailed to you with this Information Statement. Continue with the instructions set forth under “For All Eligible Participants” below.

     For All Eligible Participants:

     Complete each Election Form by checking the appropriate box and signing at the bottom of the Election Form. You must complete and sign an Election Form for each Eligible Option, whether or not you elect to exchange such Eligible Option. Once completed and signed, fax each Election Form to the Stock Administration Group at Siebel Systems at (650) 477-4020. Please keep a confirmation of receipt of your facsimile transmittal of your Election Forms for your record-keeping purposes. Within three (3) business days after we receive your Election Forms, you will receive an email confirmation evidencing such receipt. In the event that you do not receive an email confirmation that Siebel Systems has received your Election Forms, you must send a copy of your fax confirmation of receipt to evidence proper and timely submission of your Election Forms. If you have any questions about submitting your Election Forms, or do not receive confirmation of receipt, please send an email request to exchangeoffer@siebel.com. Election Forms must be received before midnight, Pacific Time, on September 30, 2002 (or a later expiration date if Siebel Systems extends the Offer). Election Forms not received by Siebel Systems by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Election Forms.

     You do not need to return the stock option agreements, if you have them, for your Eligible Options to effectively elect to accept the Offer, as they will be automatically cancelled if Siebel Systems accepts your Eligible Options for exchange. However, you will be required to return your stock option agreements upon Siebel Systems’ request.

     If we extend the Offer beyond the September 30, 2002 Offer Termination Date, then you must sign and deliver the Election Forms before the extended Offer Termination Date. We may reject any Eligible Options to the extent that we determine the applicable Election Form is not properly completed or to the extent that we determine it would be unlawful to accept the options. Although we may later extend, terminate or amend the Offer, we currently expect to accept all properly exchanged options promptly following the deadline of midnight, Pacific Time, on September 30, 2002 (or a later expiration date if Siebel Systems extends the Offer). If you do not sign and deliver your Election Forms before the Offer expires, it will have the same effect as if you rejected the Offer.

     Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to the number of shares subject to Eligible Options and the validity, form, eligibility (including time of receipt) and acceptance of Election Forms and Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered or to the extent that we determine it is

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unlawful to accept any of the Eligible Options that you elect to exchange. We may waive any or all of the conditions of the Offer for all Eligible Participants. We may waive any defect or irregularity in any Election Form or Notice of Change in Election Form with respect to any particular option or any particular Eligible Participant. No Eligible Options will be accepted for exchange until all defects or irregularities have been cured by the Eligible Participants exchanging the Eligible Options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to exchange any Eligible Options, and no one will be liable for failing to give notice of any such defects or irregularities.

     Our Acceptance Constitutes an Agreement. If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of all Eligible Options validly elected for exchange and not properly withdrawn, you may assume that your properly executed and delivered Election Form has been accepted. As soon as practicable, after we accept Eligible Options for exchange and cancellation, we will send each Eligible Participant who accepted the Offer an email confirming the Consideration that we will issue to the Eligible Participant. If you elect to exchange your Eligible Options according to the procedures described above, you will have accepted the Offer. Our acceptance of Eligible Options that are properly submitted and received for exchange will form a binding agreement between you and us on the terms and subject to the conditions of this Offer.

     Subject to our rights to extend, terminate, postpone and/or amend the Offer or to reject the Eligible Options you elect to exchange, we currently expect that we will accept promptly after the Offer Termination Date all properly and timely made elections to exchange Eligible Options that have not been validly withdrawn.

5.	CHANGE IN ELECTION.

     You may only change your election by following the procedures described in this Section 5.

     You may change your election at any time before midnight, Pacific Time, on September 30, 2002. If we extend the Offer beyond that time, you may change your election at any time until the extended Offer Termination Date. Additionally, you may withdraw any Eligible Options you elected to exchange if after forty (40) business days after the commencement of the Offer we have not accepted for exchange all Eligible Options you elected to exchange. The date of the fortieth (40th) business day is October 25, 2002.

     Please note you have been supplied with two different Notice of Change in Election Forms, one of which is to be used if you wish to reject the Offer after having accepted it and the other of which is to be used if you wish to accept the Offer after having rejected it. If you intend to change an election, it is important that you follow the procedures outlined below.

     To change your election, you must deliver a Notice of Change in Election Form, a copy of which is attached to this Information Statement as Exhibit 2, to the Stock Administration Group at Siebel Systems before midnight, Pacific Time, on September 30, 2002 (or a later expiration date if Siebel Systems extends the Offer). The Notice of Change in Election Form must be sent via facsimile to (650) 477-4020. Please keep a confirmation of receipt of your facsimile transmittal of your

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Notice of Change in Election Forms for your record-keeping purposes. Within three (3) business days, you will receive an email confirmation that Siebel Systems has received your Notice of Change in Election Forms. In the event that you do not receive an email confirmation that Siebel Systems has received your Notice of Change in Election Forms, you must send a copy of your fax confirmation of receipt to evidence proper and timely submission of your Notice of Change in Election Forms.

     Notice of Change in Election Forms must be received before midnight, Pacific Time, on September 30, 2002 (or a later expiration date if Siebel Systems extends the Offer). Notice of Change in Election Forms not received by Siebel Systems by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Notice of Change in Election Forms. The Notice of Change in Election Form must be signed by you, have your name on it, and must clearly indicate whether you elect to accept or reject the Offer. Please note that if you previously elected to reject the Offer and wish to change your election and accept the Offer, you must also fill out and deliver a new Election Form along with the Notice of Change in Election. You may change your election more than once. The Notice of Change in Election Form and new Election Form (if applicable) may be sent via the process described above.

     Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Change in Election Form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding.

6.	ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF CONSIDERATION.

     On the terms and subject to the conditions of this Offer and as promptly as practicable following the Offer Termination Date, we expect to accept for exchange and cancellation all Eligible Options properly elected for exchange and cancellation and not validly withdrawn before the Offer Termination Date. As soon as practicable after the Issuance Date, we will deliver the Consideration to Eligible Participants receiving Cash Consideration or to the Designated Broker, as applicable.

     We will give you notice of our acceptance for exchange and cancellation of Eligible Options validly elected for exchange and cancellation and not properly withdrawn as of the Offer Termination Date. We will notify you on or prior to September 30, 2002 (or a later expiration date if Siebel Systems extends the Offer), or as soon as possible thereafter, if we reject your election. If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of Eligible Options, you may assume that your properly executed and delivered Election Forms have been accepted. After we accept Eligible Options for exchange and cancellation, we will send each Eligible Participant who accepted the Offer an email confirming the Consideration that we will issue to the Eligible Participant.

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7.	CONDITIONS OF THE OFFER.

     Notwithstanding any other provision of the Offer, we will not be required to accept any Eligible Options that you elect to exchange, and we may terminate or amend the Offer, or postpone our acceptance of any Eligible Options that you elect to exchange, in each case if at any time on or after August 29, 2002 and on or before September 30, 2002, or a later expiration date if the Offer is extended, we determine that any event has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to exchange. The conditions are as follows:

•	if we are required to extend the Offer Termination Date beyond September 30, 2002;

•	if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

(a)	challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Options or to issue some or all of the Consideration or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

(b)	delay or restrict our ability, or render us unable, to accept the Eligible Options for exchange and cancellation or to issue the Consideration for some or all of the Eligible Options elected for exchange;

(c)	materially impair our ability to provide employees with compensation by decreasing the value of the Consideration or otherwise; or

(d)	materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits we believe we will receive from the Offer;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if there is:

(a)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

(b)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•	if another person publicly makes or proposes a tender or exchange offer for some or all of our Common Stock, or an offer to merge with or acquire us, or we learn that:

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(a)	any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our Common Stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before September 30, 2002; or

(b)	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or made a public announcement that it intends to acquire us or any of our assets or securities; or

•	if any change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us.

     The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Offer Termination Date and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Offer Termination Date, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before midnight, Pacific Time, on the Offer Termination Date (or a later expiration date if the Offer is extended).

     Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Participants.

     We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted to be exchanged and have not been validly withdrawn prior to the Offer Termination Date.

     The Offer is not conditioned upon any financing arrangement or financing plan.

8.	PRICE RANGE OF COMMON STOCK.

     There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our Common Stock, which are quoted on the Nasdaq National Market under the symbol “SEBL.” The following table shows, for the periods indicated, the high and low sale prices per share of our Common Stock as reported on the Nasdaq National Market (as adjusted for stock splits).

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Quarter ended or ending	High*	Low*

Fiscal Year 2002:
September 30, 2002 (through August 28, 2002)	$14.92	$7.40
June 30, 2002	$34.27	$12.55
March 31, 2002	$38.38	$27.25
Fiscal Year 2001:
December 31, 2001	$31.06	$12.24
September 30, 2001	$50.91	$12.32
June 30, 2001	$55.90	$22.95
March 31, 2001	$84.50	$24.14
Fiscal Year 2000:
December 31, 2000	$119.88	$55.75
September 30, 2000	$118.44	$66.00
June 30, 2000	$85.13	$37.69
March 31, 2000	$87.56	$32.75

*	As adjusted for stock splits

     As of August 28, 2002, the last reported sale price of our Common Stock, as reported on the Nasdaq National Market, was $8.63 per share.

     Our policy has been to reinvest earnings to fund future growth and accordingly, we have never paid cash dividends on our Common Stock and do not expect to pay any such dividends in the foreseeable future.

     If the price of our Common Stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the Consideration may be less than the aggregate value of the Common Stock you would have received upon exercise of your Eligible Options. Therefore, we cannot guarantee that the value of the Consideration will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the Issued Common Stock at the time the applicable holding period expires will be higher than or equal to the value of the Issued Stock at the time you receive it. We recommend that you obtain current market quotations for our Common Stock before deciding whether to elect to exchange your Eligible Options.

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9.	INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING THE OPTIONS.

     The directors and executive officers of Siebel Systems and their positions and offices as of August 29, 2002 are set forth in the following table:

NAME	AGE	POSITION(S) HELD WITH SIEBEL SYSTEMS

Thomas M. Siebel	49	Chairman and CEO
Patricia A. House	48	Vice Chairman, Co-Founder and Vice President, Strategic Planning
Paul Wahl	49	President and Chief Operating Officer
R. David Schmaier	38	Executive Vice President
Kenneth A. Goldman	53	Senior Vice President, Finance and Administration and Chief Financial Officer
Bruce Cleveland	43	Senior Vice President, Marketing
Mark D. Hanson	41	Senior Vice President, Corporate Development
Karen M. Riley	48	Senior Vice President, Global Services
David C. Schwartz	38	Senior Vice President, Engineering
William R. McDermott	41	Executive Vice President, Worldwide Sales Operations
James C. Gaither	64	Director
Marc F. Racicot	54	Director
Eric E. Schmidt, Ph.D.	47	Director
A. Michael Spence, Ph.D.	58	Director
Charles R. Schwab	65	Director
George T. Shaheen	58	Director

     The address of each director and executive officer is c/o Siebel Systems, Inc., 2207 Bridgepointe Parkway, San Mateo, CA 94404, and the telephone number is (650) 477-5000.

     The biographies for directors are included in our definitive Proxy Statement for our 2002 Annual Meeting of Stockholders, filed with the SEC on April 30, 2002, and incorporated by reference herein. The biographies for our executive officers are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 29, 2002, and incorporated by reference herein.

     As of August 22, 2002, our executive officers and non-employee directors (16 persons) as a group held outstanding options to purchase a total of 76,415,908 shares of our Common Stock under our equity incentive and stock option plans, including the Participating Plans. This represented approximately 34% of the shares subject to all outstanding options under our equity incentive and stock option plans, including the Participating Plans, as of that date. Executive officers as a group, excluding employee directors, hold options to purchase 4,040,000 shares of our Common Stock that are eligible for exchange pursuant to the Offer. Members of our Board of Directors, including employee directors (i.e., Thomas M. Siebel and Patricia A. House), are not eligible to participate in the Offer.

     The following are, to the best of our knowledge, the only transactions that we, our directors, our executive officers or the affiliates of any of our directors or executive officers have

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engaged in that involved options to purchase our Common Stock or involved a purchase of our Common Stock during the 60 days prior to this Offer to Exchange:

•	On July 23, 2002, David Schmaier, an officer of Siebel Systems, exercised an option to purchase 79,253 shares at an exercise price of $0.18125 per share from an option granted on March 25, 1996; and

•	On July 23, 2002 David Schmaier, an officer of Siebel Systems, exercised an option to purchase 48,000 shares at an exercise price of $0.78125 per share from an option granted on June 21, 1996.

     There is no agreement, arrangement or understanding between us or, to the best of our knowledge, any of our directors or executive officers, and any other person for the purchase or acquisition from us of any of our securities, except for the following:

•	outstanding options to purchase an aggregate of 134,043,702 shares of our Common Stock (as of August 22, 2002) pursuant to our 1998 Equity Incentive Plan, as amended;

•	outstanding options to purchase an aggregate of 75,468,659 shares of our Common Stock (as of August 22, 2002) pursuant to our 1996 Equity Incentive Plan, as amended (the “1996 Plan”);

•	outstanding options to purchase an aggregate of 10,941,094 shares of our Common Stock (as of August 22, 2002) pursuant to our 1994 Stock Option Plan;

•	outstanding options to purchase an aggregate of 4,047,417 shares of our Common Stock (as of August 22, 2002) pursuant to our 1996 Supplemental Stock Option Plan;

•	outstanding options to purchase an aggregate of 1,650,319 shares of our Common Stock (as of August 22, 2002) granted to employees of acquired companies which were assumed by Siebel Systems;

•	an aggregate of 11,254,362 shares of our Common Stock (as of July 1, 2002) issued to our employees pursuant to our Employee Stock Purchase Plan;

•	$300,000,000 of convertible subordinated debentures convertible into shares of our Common Stock issued by Siebel Systems in September 1999; and

•	the repurchase of up to $500,000,000 of Common Stock, as approved by the Board of Directors, to be effected from time to time in the open market and in negotiated transactions.

10.	ACCOUNTING CONSEQUENCES OF THE OFFER; STATUS OF OPTIONS EXCHANGED IN THE OFFER.

     Assuming all of the Eligible Options subject to this Offer are tendered, we anticipate that we will incur a one-time expense of approximately $63,600,000 in the period in which the Offer

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closes, currently expected to be our quarter ended September 30, 2002. This amount includes the Consideration, tax withholdings, associated employer taxes and professional fees. We expect the cash portion of this charge to total approximately $27,500,000 and the non-cash portion to total approximately $36,100,000, which represents the value of the estimated 3,610,000 shares of our Common Stock to be issued (assuming a fair market value of our Common Stock on the Offer Termination Date of $10.00 per share). Eligible Options that have been granted under the Participating Plans and that we acquire in connection with the Offer will be cancelled and the shares of Common Stock that may have been purchased under those options will be returned to the pool of shares available for grants of new awards or options under the Participating Plans without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our Common Stock is then quoted or listed. We expect that the cash consideration will be paid and the Issued Common Stock will be issued as soon as practicable after the Issuance Date.

11.	LEGAL MATTERS; REGULATORY APPROVALS.

     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer, other than securities filings in certain international countries. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of any Eligible Options that you elect to exchange. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to accept exchanged Eligible Options and to issue the Consideration is subject to conditions, including the conditions described in Section 7 of the Information Statement.

12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

     The following is a general summary of the material U.S. Federal Income Tax consequences of the exchange of Eligible Options under the Offer. Before accepting the Offer, we recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the Offer, including but not limited to a determination of whether taxes in addition to the amounts withheld from the Consideration may be due as a result of electing to participate in the Offer. Depending on your personal tax situation, you may owe taxes on the Consideration above and beyond the amounts withheld. Any difference in Tax Withholdings and actual tax liability, or failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

     This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Participants.

     Income Tax Consequences of the Consideration. Consideration paid to Eligible Participants who tender Eligible Options for cancellation is taxed as ordinary compensation

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income of the Eligible Participants in the year received. Such income is subject to withholding of income, FICA and Medicare taxes and other applicable employment taxes. To the extent that a tendering Eligible Participant recognizes ordinary income, we would be generally entitled to a corresponding federal income tax deduction.

     Any applicable withholding taxes or charges on the Consideration will be paid to the appropriate tax authority or the employee, as required or permitted. We will withhold the supplemental rate applicable to your Eligible Options, which are available under “Tax Information” in StockPlanner on mySiebel.

     Federal Income Tax Consequences Specific to the Issued Common Stock. The Issued Common Stock issued to U.S. employees will not be eligible for favorable tax treatment applicable to incentive stock options.

     When you sell the Issued Common Stock, the difference between the price of the Issued Common Stock on the Offer Termination Date (based on the closing price of our Common Stock as reported on the Nasdaq National Market) and the fair market value of our Common Stock on the date you sell shares of the Issued Common Stock will be recognized as income (or a loss) and treated as ordinary income or as a capital gain (or loss). The level of tax will depend on your applicable tax rate and duration of owning the Issued Common Stock. Under the terms of the Offer, shares of Issued Common Stock having a value on the Offer Termination Date (based on the closing price of our Common Stock as reported on the Nasdaq National Market) of fifty percent (50%) of the aggregate Consideration (prior to any applicable withholding taxes or charges) will have a restriction that will not permit the holders of this Issued Common Stock to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of any Issued Common Stock for a period of at least one year following the issuance of the Issued Common Stock. The remaining shares of Issued Common Stock will not be subject to a holding restriction, and may be sold by the Eligible Participant. To receive long-term capital gains treatment, stock must currently be held for at least one year. Your holding period for your Issued Common Stock will begin on the Issuance Date.

     You will not be subject to U.S. Federal Income Tax as a result of your election not to exchange your Eligible Options. We do not believe that the Offer to you will change any of the terms of your Eligible Options if you do not accept the Offer. However, the IRS may characterize the Offer to you as a “modification” of those Eligible Options that are incentive stock options, even if you decline the Offer. A successful assertion by the IRS that such options have been modified could extend the options’ holding period to qualify for favorable tax treatment and cause a portion of such options to be treated as nonqualified stock options.

     If you choose not to exchange your Eligible Options and you have been granted incentive stock options, we recommend that you consult with your tax advisor to determine the tax consequences of the exercise of those options and the sale of the Common Stock that you will receive upon exercise.

     We recommend that you consult your tax advisor with respect to the federal, state, local and foreign tax consequences of electing to participate in the Offer.

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13.	TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS EMPLOYED OUTSIDE OF THE UNITED STATES.

     If you are an Eligible Participant employed outside the United States employee who holds options under the Participating Plans, you are also subject to the terms of this Offer as described herein. International employees should refer to Appendix A to this document entitled “Guide to International Issues” for a discussion of the tax and other consequences of accepting or rejecting the Consideration under various foreign laws.

     BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL CONTRIBUTION CONSEQUENCES OF THE OFFER, INCLUDING BUT NOT LIMITED TO A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM THE CONSIDERATION, IF ANY, WILL BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER.

14.	EXTENSION OF OFFER; TERMINATION; AMENDMENT.

     We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options surrendered or exchanged by announcing the extension and giving oral or written notice of the extension to the Eligible Participants.

     We also expressly reserve the right, in our reasonable judgment, prior to the Offer Termination Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any Eligible Options elected for exchange if any of the conditions specified in Section 7 of the Information Statement occur. In order to postpone the accepting for cancellation of any Eligible Option, we must announce the postponement and give oral or written notice of the postponement to the Eligible Participants. Our right to delay the acceptance and cancellation of Eligible Options may be limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we pay the consideration offered or return the exchanged options promptly after we terminate or withdraw the Offer.

     As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the Consideration offered to Eligible Participants in the Offer or by decreasing or increasing the number of Eligible Options to be exchanged in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment no later than 11:59 p.m., Pacific Time, on the announced Offer Termination Date. Any announcement relating to the Offer will be sent promptly to Eligible Participants in a manner reasonably designed to inform Eligible Participants of the change.

     If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will

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depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

• increase or decrease what we will give you in exchange for your Eligible Options;

• increase or decrease the number of Eligible Options to be exchanged in the Offer; or

• extend or terminate the Offer.

     If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until ten (10) business days after the date the notice is published.

15.	FEES AND EXPENSES.

     We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to exchange such options pursuant to this Offer, nor will we pay any fees or commissions to any third party with respect to the subsequent sale of Issued Common Stock.

16.	INFORMATION ABOUT SIEBEL SYSTEMS.

     General. Our principal executive offices are located at 2207 Bridgepointe Parkway, San Mateo, California 94404, and our telephone number is (650) 477-5000. Our web site address is www.siebel.com. The information on our web site is not a part of this Offer.

     Siebel Systems is a leading provider of eBusiness applications software. Siebel eBusiness Applications are a family of leading Web applications software that enables an organization to better manage its most important relationships: its customer, partner and employee relationships. Siebel eBusiness Applications are designed to meet the information system requirements needed to manage these relationships for organizations of all sizes, from small businesses to the largest multinational organizations and government agencies. Information concerning our business, including our background, strategy, products, collaborative efforts, manufacturing, research and product development, competition, intellectual property and employees included in our Annual Report on Form 10-K for the year ended December 31, 2001 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002 are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 - “Additional Information.”

     Financial. The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002, and our Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed with the SEC on August 9, 2002. All amounts are in thousands, except per share data.

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	Year Ended December 31,					Six Months Ended June 30,

	1997	1998	1999	2000	2001	2001	2002

Operating Data:
Total revenues(1)	$228,238	$421,554	$822,454	$1,820,206	$2,084,596	$1,158,902	$883,409
Gross Margin(1)	$189,510	$345,432	$626,928	$1,350,535	$1,461,208	$817,871	$627,499
Operating income	$8,394	$64,469	$161,187	$322,535	$357,882	$218,318	$127,594
Net income	$560	$42,290	$110,025	$221,899	$254,575	$153,478	$94,396
Net income available to common stockholders(2)	$560	$41,926	$56,861	$123,144	$254,575	$153,478	$94,396
Diluted net income per common share	$0.00	$0.10	$0.12	$0.24	$0.49	$0.29	$0.18
Basic net income per common share	$0.00	$0.11	$0.15	$0.29	$0.56	$0.34	$0.20
Current assets	$239,364	$401,109	$1,161,007	$1,842,877	$2,190,103	$2,096,159	$2,481,910
Total assets	$275,592	$464,063	$1,275,601	$2,161,741	$2,744,844	$2,556,095	$3,011,782
Current liabilities	$61,882	$159,340	$249,033	$581,795	$605,694	$635,006	$657,144
Convertible subordinated debentures	$—	$—	$300,000	$300,000	$300,000	$300,000	$300,000
Other long-term liabilities	$178	$783	$1,439	$—	$3,048	$—	$17,765
Total liabilities	$62,060	$160,123	$550,472	$881,795	$908,742	$935,006	$974,909
Mandatorily redeemable convertible preferred stock and warrants	$—	$4,872	$80,459	$—	$—	$—	$—
Total stockholders’ equity	$213,532	$299,068	$644,670	$1,279,946	$1,836,102	$1,621,089	$2,036,873
Book value per common share(3)	$0.60	$0.80	$1.60	$2.89	$3.93	$3.53	$4.27

(1)	Certain prior year amounts have been reclassified to conform with current year presentation.

(2)	Net income has been reduced by the accretion of OpenSite Technology, Inc.’s (“OpenSite”) mandatorily redeemable convertible preferred stock to determine net income available to common stockholders. The accounting for OpenSite’s mandatorily redeemable convertible preferred stock required non-cash accretion to the then current fair value of the common stock into which the mandatorily redeemable convertible preferred stock was convertible. This resulted in a non-cash charge to accretion and offsetting credit to mandatorily redeemable convertible preferred stock for each of the years ended December 31, 1998, 1999 and 2000, the only periods in the above table in which the mandatorily redeemable convertible preferred stock was outstanding. The amount of accretion for a statement of operations period was dependent upon how much the fair value of OpenSite’s common stock fluctuated during that period. In connection with our acquisition of OpenSite, the holders of the mandatorily redeemable convertible preferred stock converted their shares pursuant to their existing terms on a one-for-one basis into shares of OpenSite’s common stock. Accordingly, we stopped recording accretion on the mandatorily redeemable convertible preferred stock on May 17, 2000.

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(3)	The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of each period presented.

     The Financial Accounting Standards Board (“FASB”) issued SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”) in July 2001. SFAS 142 requires that intangible assets with an indefinite life should not be amortized until their life is determined to be finite, and all other intangible assets must be amortized over their useful life. SFAS 142 also requires that goodwill not be amortized but instead tested for impairment in accordance with the provisions of SFAS 142 at least annually and more frequently upon the occurrence of certain events. The Company adopted certain provisions of SFAS 142 effective July 1, 2001, as required for goodwill and intangible assets acquired in purchase business combinations consummated after June 30, 2001. The Company adopted the remaining provisions of SFAS 142 effective January 1, 2002. Summarized below are the effects on net income and net income per share data, if the Company had followed the amortization provisions of SFAS 142 for each of the three years ended December 31, 2001 (in thousands, except per share amounts):

	1999	2000	2001

Net income available to common stockholders:
As reported	$56,861	$123,144	$254,575
Add: goodwill amortization, net of taxes	2,853	9,269	12,626

Adjusted net income	$59,714	$132,413	$267,201

Diluted net income per common share:
As reported	$0.12	$0.24	$0.49
Add: goodwill amortization, net of taxes	0.01	0.01	0.02

Adjusted diluted net income per share	$0.13	$0.25	$0.51

Basic net income per common share:
As reported	$0.15	$0.29	$0.56
Add: goodwill amortization, net of taxes	—	0.02	0.02

Adjusted basic net income per share	$0.15	$0.31	$0.58

     The financial information included in our Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 — “Additional Information.”

17.	RISK FACTORS.

     In addition to those risks discussed in this Information Statement, information concerning risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the period ended June 30, 2002 is incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually

33.

occur, our business could be harmed. In that event, the trading price of our Common Stock could decline.

     Our Common Stock is listed for quotation on the Nasdaq National Market System.

18.	ADDITIONAL INFORMATION.

     We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Information Statement is a part, with respect to the Offer. This Offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following other materials that we have filed with the SEC before making a decision on whether to accept the Offer:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002, including all material incorporated by reference therein;

2.	Our Definitive Proxy on Schedule 14A, filed on April 30, 2002;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 2, 2002, including all material incorporated by reference therein;

4.	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 9, 2002, including all material incorporated by reference therein;

5.	Our Current Report on Form 8-K, filed on August 5, 2002;

6.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001, including all materials incorporated by reference therein; and

7.	The description of the Common Stock contained in our Registration Statements on Form 8-A.

     The SEC file number for these filings is 000-20725. You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as Siebel Systems, Inc. that file electronically with the SEC. The address of the SEC web site is http://www.sec.gov.

     We will also provide without charge to each person to whom we deliver a copy of this Information Statement, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the

34.

exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Stock Administration
Siebel Systems, Inc.
2207 Bridgepointe Parkway
San Mateo, CA 94404

or by telephoning us at (650) 477-5000 between 9:00 a.m. and 5:00 p.m., Pacific Time.

     As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Information Statement, you should rely on the statements made in the most recent document.

     The information contained in this Information Statement about Siebel Systems should be read together with the information contained in the documents to which we have referred you.

19.	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

     This Information Statement and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Exchange Act do not apply to statements made in connection with this Offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in Section 17 of this document. More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2001, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002.

     We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If at any time we become aware of any jurisdiction where the making of this Offer violates the law, we will make a good faith effort to comply with the law. If, after a good faith effort, we cannot comply with the law, the Offer will not be made to, nor will exchanges be accepted from or on behalf of, the Eligible Participants residing in that jurisdiction.

     The Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from Siebel Systems is limited to this document.

Siebel Systems, Inc.	August 29, 2002

35.

APPENDIX A

GUIDE TO INTERNATIONAL ISSUES

A Guide to Issues in Argentina

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Argentina. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax and social insurance contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and social insurance contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and social insurance contribution on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information. Please note that there may be an argument that tax due on the receipt of shares of common stock could be deferred until the restriction on the sale lapses. However, at this time, there is no legal precedent in Argentina addressing this issue. Therefore, you should consult with your tax advisor regarding whether you can defer the tax until the restriction on sale lapses.

Sale of Shares

To the extent you receive shares, you will be subject to income tax at rates of 9% to 35% when you subsequently sell them, provided they are held for 12 months or less. If you hold the shares for more than 12 months, any gain will be taxed at a maximum of 15%.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable wage base) when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Securities Information

This Offer is private and is not subject to the supervision of any Argentine governmental authority.

Foreign Exchange Information

Please note that the exchange controls in Argentina are currently in a state of flux. Therefore, you should consult with your legal advisor regarding any reporting obligations that you may have with respect to ownership of foreign shares and/or the receipt of cash payments from abroad.

Bank Tax

A tax of currently 0.6% is imposed on all amounts debited or credited to bank accounts. An exemption exists for amounts debited or credited from bank accounts that are related to salary. This exemption may apply to any payment to your bank due to your participation in the Offer. Please consult your legal advisor regarding how this tax applies to your specific situation.

Personal Assets Tax

Please note that if you receive shares, they will be considered a computable asset for personal assets tax purposes. You will be subject to a 0.5% personal assets tax if your computable assets are valued between ARP102,300 and ARP302,300 per year and you have been living in Argentina for five years. (Please note this rate increases to .75% if your computable assets are valued at more than ARP302,300).

Stamp Tax

A stamp tax may be due on shares acquired if you work outside of Buenos Aires. (If you work in Buenos Aires, you are exempt from the stamp tax.)

2.

A Guide to Issues in Australia

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Australia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to tax consequences as a result of the exchange of an existing option for shares of common stock and/or a cash payment. The taxation consequences will depend upon whether you made an election to be taxed on your stock options in the income year of their grant.

Where no election was made

If you did not make an election to be taxed in the income year of grant of the options, the exchange will be a taxable event. In this case, you will be required to include in your taxable income the sum of:

•	the market value (as defined under Australian tax law) of the shares received, if any; and

•	the cash payment made to you as part of the option exchange, if any.

Also, please note that you will be subject to the Medicare Levy (currently 1.5%) and, if applicable, the Medicare surcharge (currently 1%), on your taxable income related to the Offer.

Where an election was made

If you made an election to be taxed in the income year of the grant of options, the exchange of cash and/or shares for the cancellation of the options will be subject to capital gains tax. The capital gains tax consequences will arise when the agreement for the exchange is entered into (i.e., the Offer Termination Date).

Where the consideration to be provided for the cancellation exceeds the cost base of the options, the assessable capital gain will be equal to:

•	where the options have been held for at least 12 months prior to the Offer Termination Date — the difference between the consideration to be received and the cost base of the options, less any prior year or current year capital losses, multiplied by 50%; or

•	where the options have been held for less than 12 months prior to the Offer Termination Date — the difference between the consideration to be received and the cost base of the options.

3.

Where:

•	the cost base of the options is the market value of the options as at the date of grant; and

•	the consideration received is the sum of the market value of the shares received, if any, and the cash payment received, if any, in relation to the Offer.

If the consideration to be received is less than the cost base of the options, a capital loss equal to the difference should arise.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax on any gain you realize when you sell them. Provided you sell the shares in an arm’s length transaction, the taxable amount will be:

•	where you have held the shares for less than one year — the difference between the sale proceeds and the cost base of the shares; or

•	where you have held the shares for at least one year — one half the difference between the sale proceeds and the cost base of the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

The cost base of the shares will be the market value of the shares on the Offer Termination Date. Provided the shares are sold in an arm’s length transaction, if the sale proceeds are less than the cost base of the shares, then a capital loss will be available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

Withholding and Reporting

Under current laws, your employer is not required to withhold for taxes with respect to the issuance and/or sale of shares. You will be responsible for reporting and paying any taxes arising due to the issuance and/or sale of shares, including income tax and Medicare levy and surcharge (if applicable).

Foreign Exchange Information

Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.

4.

A Guide to Issues in Austria

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Austria. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax and social insurance contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and social insurance contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and social insurance contributions on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. In addition, a tax exemption may be available under section 3(1)(15)(b) of the Austrian Income Taxation Act. Please consult your tax advisor to determine if this tax exemption applies to your specific situation and whether the holding period affects the taxable value of the shares.

Sale of Shares

You the extent you receive shares, you will not be subject to tax when you subsequently sell them provided they are held for more than 12 months (which will likely occur due to the holding period).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares. For shares held by an Austrian Bank, the bank will withhold upon the sale of shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Foreign Exchange Information

If you receive shares, but do not hold them with an Austrian bank, you must submit a report to the Austrian National Bank by the form “Standmeldung.” An exemption applies if the value of the securities does not exceed EURO 75,000. The reporting date is December 31; the deadline for filing the report is March 31 of the following year.

You will be subject to a separate reporting obligation if you elect to open a cash account with a broker outside of Austria. The opening of such an account must be reported to the Austrian National Bank. Additional reporting requirements apply if the transaction volume of all of your cash accounts abroad

5.

exceeds EURO 75,000. If the transaction volume of such accounts exceeds EURO 2.5 million, you will be required to make monthly reports of the movements and the balance of such accounts.

6.

A Guide to Issues in Belgium

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Belgium. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

The tax treatment of the exchange is uncertain under Belgian tax law. Therefore, it is strongly recommended that you consult with your tax advisor.

Under Belgian tax law, stock options are taxable at grant. Please note that the tax that was due at grant will not be refunded as a result of the cancellation of your Eligible Options.

When the options were granted to you, you may have signed an undertaking not to exercise the options prior to the third year after the year of grant and not to transfer the options prior to death in order to reduce the taxable value of the options. If acceptance of the exchange results in non-compliance with the undertaking, you will owe tax on the full value of the options at grant. This means that you will likely owe tax equal to the amount of tax that you paid at the time of the grant. It is not clear when this tax is due. It is due either at the time of the exchange or in the 11th year following the year of the grant. If you did not execute an undertaking or if the terms of the undertaking were respected, you will not owe any tax as a result of non-compliance with the undertaking.

In addition, you will likely be subject to income tax on the excess value of the shares and/or cash you receive over the value of the options at the time of the exchange. It is unclear how the value of the options will be calculated. However, a discount may be available on the value of the shares issued in connection with the exchange due to the holding period when this calculation is performed. Please consult your tax advisor to determine the amount of tax applicable to you.

Sale of Shares

To the extent you receive shares, you will not be subject to tax when you subsequently sell them.

Withholding and Reporting

Your employer will not likely withhold income tax related to the exchange. You will be responsible for paying all taxes due in connection with the acceptance of the Offer, the issuance of the shares and/or cash payment and also the subsequent sale of shares. In addition, you may be required to report any security or bank account you hold outside of Belgium on your annual tax return.

7.

A Guide to Issues in Brazil

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Brazil. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax on the amount of the payment. In addition, to the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the Offer Termination Date and the sale price. You may be exempt from capital gains tax if the amount of the shares sold in the month of sale (in combination with other shares sold for the month) does not exceed R$20,000.

Withholding and Reporting

Your employer is not required to withhold income tax or social insurance contributions when the cash payment and/or shares are issued to you. It is your responsibility to report and pay all applicable taxes.

8.

A Guide to Issues in Canada

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Canada. This summary is general in nature and does not discuss all of the tax consequences (including provincial variations) that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will likely be subject to income tax and social insurance contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will likely be subject to income tax and social insurance contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and social insurance contributions on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will likely be subject to income tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares at issuance and the sale price.

Withholding and Reporting

Your employer will likely not withhold income tax or social insurance contributions if shares are issued to you. You will be responsible for paying all applicable taxes arising on the issuance of shares. Your employer will withhold income tax and social insurance contributions (including pension plan contributions and employment insurance contributions to the extent the earnings threshold has not been exceeded) to the extent you receive a cash payment.

Your employer is not required to withhold or report upon the subsequent sale of shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Securities Information

If you receive shares and are resident in Alberta or Ontario, you are permitted to sell them through the designated broker appointed by Siebel Systems, if any, provided the resale of shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed.

9.

A Guide to Issues in China

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in China. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax and potentially social insurance contributions (although this result is uncertain) as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and potentially social insurance contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and potentially social insurance contributions on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price.

Withholding and Reporting

Your employer may be required to withhold income tax and social insurance contributions when the cash payment and/or shares are issued to you (although this result is uncertain). As a result, your employer likely will not withhold and report income tax or social insurance contributions. It is therefore your responsibility to report the taxable amounts and pay all applicable taxes.

10.

A Guide to Issues in Colombia

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Colombia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information. Since the cash payment and/or issuance of shares is made directly by Siebel (not by your employer), the income will be considered income from a commercial activity.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you sell them. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the cash payment and/or shares are issued to you. It is your responsibility to report and pay all applicable taxes when the cash payment and/or shares are issued to you and upon the sale of shares.

Foreign Exchange Information

If you receive shares, you are required to register the shares with the Bank of the Republic as an investment abroad if the value of the shares exceeds US$500,000.

11.

A Guide to Issues in the Czech Republic

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in the Czech Republic. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will likely be subject to income tax and social security and health insurance payments as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will likely be subject to income tax and social security and health insurance payments on the amount of the cash payment. In addition, to the extent you receive shares, you will likely be subject to income tax and social security and health insurance payments on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax if you do not hold the shares for more than six months.

Withholding and Reporting

Your employer will likely withhold income tax and social security and health insurance payments when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

12.

A Guide to Issues in Denmark

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Denmark. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the Offer Termination Date and the sale price. If you hold the shares for less than three years, your gain will be taxed as capital gain income. Losses may be deducted from gains on shares held for less than three years. If you hold the shares for three years or more, the gain is tax-free, provided the fair market value of your total portfolio of quoted shares for the three years preceding the sale has not exceeded a specified amount, which is set at DKK125,100 (or DKK250,100 for married couples) for 2002. If the threshold is exceeded, the gain is taxed as share income. Share income, which does not exceed DKK39,700 per year (or DKK79,400 for married couples) for 2002 is taxed at a rate of 28%; share income exceeding the threshold is taxed at a rate of 43%. Losses may be deducted from gains on quoted shares held for three years or more.

Withholding and Reporting

Your employer is likely not required to withhold income tax or social insurance contributions when the cash payment and/or the shares are issued to you. It is your responsibility to pay all applicable taxes. However, your employer will report to the Danish tax authorities your acceptance of the Offer.

Foreign Exchange Information

If you make or receive payments in excess of DKK100,000 (a per transaction limit), the transaction should be reported to the Danish National Bank. If you instruct a local bank to transfer an amount in excess of DKK100,000 to a foreign recipient, the local bank will request that you inform it of the reason for the transfer; it will then submit the relevant information to the Danish National Bank on your behalf. If you transfer in excess of DKK100,000 to a local bank (e.g., as a result of the sale of shares), the local bank similarly will request certain information regarding the transaction from you; it will then submit the relevant information to the Danish National Bank on your behalf. Therefore, in most circumstances, the local bank involved in the transaction will satisfy the reporting obligation.

13.

If you establish a “safety-deposit account” (i.e., an account holding shares) or a “deposit account” (i.e., an account holding cash) abroad, you must report the account to the Danish National Bank. The form that should be used in this respect can be obtained from your local bank. (Please note that these obligations are separate from and in addition to the obligations described below).

You may hold shares acquired through the exchange in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the shares are held with a foreign broker or bank, you are required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, you must file a Form V (Erklaering V) with the Danish Tax Administration at the end of each year. Both you and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the shares in the account. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.erhverv.toldskat.dk/blanketter/49023.pdf.

In addition, if you open a brokerage account (or a deposit account with a U.S. bank), the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account. Therefore, you must also file a Form K (Erklaering K) with the Danish Tax Administration at the end of each year. Both you and the broker must sign the Form K. By signing the Form K, the broker undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.erhverv.toldskat.dk/blanketter/49021.pdf.

14.

A Guide to Issues in Finland

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Finland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will likely be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. You will likely be subject to income tax on the difference between the: (i) amount of the cash payment and the fair market value of the shares on the Offer Termination Date, if any; and (ii) the value of the options that you already paid tax on, if any. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the sale proceeds and either: (i) the taxable value of the shares at the time they were issued to you and your cost in connection with the gain (i.e., broker’s fees); or (ii) 20% of the sale proceeds (if you hold the shares for ten years or more, you must use 50% instead of 20%).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Securities Information

This Offer is private and not subject to regulations under the Finnish Securities Market Act.

15.

A Guide to Issues in France

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in France. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax and social security contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax, social security contributions, CSG at the rate of 7.5% and CRDS at the rate of 0.5% on the amount of the payment. In addition, to the extent you receive shares, you will be subject to income tax, social security contributions, CSG and CRDS on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price. However, you will only be subject to tax if the aggregate annual proceeds that you (and certain family members) receive from the sale of stock exceed EURO 7,650 (for 2002).

Withholding and Reporting

Your employer is not required to withhold income tax when the cash payment and/or shares are issued to you. However, your employer is required to withhold your portion of social security contributions when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be the net of the withholding amount. It is your responsibility to report in your tax return all income received under the Offer.

Foreign Exchange Information

To the extent you receive shares, you may hold such shares outside France provided you declare all foreign accounts, whether open, current, or closed, in your income tax return. Furthermore, you must declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds EURO 7,600.

France Notice

You should consider the tax consequences of voluntarily canceling your existing options. Your existing options may have been granted as part of a French sub-plan for qualified options (“Qualified Options”). Briefly, if the holding period and other requirements for Qualified Options have been (or will be) met, your options have favorable income tax and social insurance treatment (e.g., income tax normally due on the spread upon exercise of the non-qualified option is deferred in the case of Qualified Options until time of sale of the underlying shares at reduced rates, and no social security contributions are due). However, if you decide to exchange your existing Qualified Options for shares and/or a cash payment, you will forfeit the tax and social insurance treatment of your existing Qualified Options.

16.

A Guide to Issues in Germany

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax and social insurance contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and social insurance obligations on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and social insurance contributions on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult with your tax advisor for further information.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct €154 from the taxable amount. You should consult with your tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

To the extent you receive shares, you will not be subject to tax when you subsequently sell your shares if you own the shares for at least 12 months, do not own 1% or more of Siebel Systems’ stated capital (and have not owned 1% at any time in the last five years) and the shares are not held as business assets. If you sell the shares within 12 months of acquisition, you will be subject to tax. The taxable amount will be 50% of the difference between the taxable value of the shares on the date of issuance and the sale price. Furthermore, you will only be subject to tax if your total capital gain exceeds EURO 512 in the relevant tax year. In this case, you will be taxed on the full gain (and not only the gain in excess of EURO 512).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent that you have not exceeded the applicable wage base) when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be the net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

17.

Foreign Exchange Information

Cross-border payments in excess of EURO 12,500 must be reported monthly. If you use a German bank to affect a cross-border payment in excess of EURO 12,500 in connection with the purchase or sale of Siebel Systems shares of common stock or other securities, the bank will make the report. In which case, you will not have to report the transaction yourself. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of EURO 5,000,000 on a monthly basis. Finally, you must also report on an annual basis, in the unlikely event that you hold shares representing 10% or more of the total or voting capital of Siebel Systems.

18.

A Guide to Issues in Hong Kong

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Hong Kong. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. If you receive a cash payment, you will be subject to income tax on the amount of the payment. In addition, to the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. There is an argument that the holding period may reduce the taxable value of your shares. However, the conservative approach is that the holding period will not result in discount to the taxable value of the shares. You should consult with your tax advisor to determine the taxable value of shares subject to the holding period.

Sale of Shares

To the extent you receive shares, you will not be subject to tax when you subsequently sell them.

Withholding and Reporting

Your employer is not required to withhold salaries tax or Mandatory Provident Fund contributions when the cash payment and/or shares are issued to you. However, your employer will report your taxable benefits resulting from the exchange of your options as part of its normal annual return. It is your responsibility to report and pay all applicable taxes.

Securities Information

This document is private and confidential and has been printed in limited numbers and distributed to selected employees of Siebel Systems and its subsidiaries. It is for the exclusive use of the person to whom it is addressed and should be returned if such person decides not to participate in the Offer.

19.

A Guide to Issues in Ireland

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Ireland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will likely be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will likely be subject to income tax on the amount of the payment. To the extent you receive shares, you will likely be subject to income tax on the fair market value of the shares on the Offer Termination Date. You may be able to defer a portion of your taxable income, although this result is not certain. Please consult your tax advisor to determine if a deferral is available for your specific situation. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax when you subsequently sell them. The taxable amount will likely be the difference between the taxable value of the shares on the Offer Termination Date and the sale price.

Withholding and Reporting

Your employer is not required to report or withhold income tax or social insurance contributions when the cash payment and/or shares are issued to you. However, your employer will report the issuance of cash and/or shares to the Revenue Commissioners. It is your responsibility to report and pay all applicable taxes when the cash payment and/or shares are issued to you and upon the sale of your shares.

Securities Information

Please be aware that the Offer and the shares that may be issued to you are offered in a private transaction. This is not an offer to the public.

Additional Reporting Requirements

If you are a director, shadow director or secretary of an Irish subsidiary of Siebel Systems, you are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the Irish subsidiary in writing when you receive an interest (e.g., shares) in Siebel Systems and the number and class of shares or rights to which the interest relates. In addition, you must notify the Irish subsidiary when you sell shares acquired under the Offer. You must notify the Irish subsidiary of the acquisition or disposal of an interest in shares within five days following the day of acquisition or disposal of the interest in shares. These notification requirements also applies to any rights and/or shares acquired by your spouse or child(ren) (under the age of 18).

20.

A Guide to Issues in Italy

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Italy. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax and social security contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent your receive a cash payment, you will be subject to income tax and social security contributions on the amount of the cash payment. To the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. A tax exemption may be available if certain criteria are met (although this is uncertain). Please consult your tax advisor to determine if the exemption applies to your specific situation. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax when you subsequently sell them. The taxable amount will likely be the difference between the taxable value of the shares on the date of issuance and the sale price. This capital gain will be taxed at a flat rate of 12.5%.

You may also elect to be taxed under one of two alternative tax regimes. To be eligible for either of these methods, you must transfer your stock certificates to the custody of a broker authorized by the Italian Ministry of Finance.

Administered Savings Method

Under the administered savings method, you deposit shares with an authorized broker, but you retain the right to make investment decisions. Under this method, a 12.5% flat withholding tax is levied on the capital gains for each transaction. Your broker pays the tax from the sale proceeds at the time of the sale of the shares, so that capital gain is not included on your annual tax return. The advantage of this tax regime is that it preserves the anonymity of the owner of the shares. The tax effect, however, is the same as described above in the Sale of Shares.

Managed Savings Method

Under the managed savings method, you deposit shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, the 12.5% flat withholding tax is levied not on the capital gain actually realized through the sale of the shares but on the net result of your entire investment portfolio with the broker, i.e., the difference between the value of your portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. Once again, the broker pays the tax at the end of the year from your account and the gain is not included on your individual tax return. The advantage of this method is that it preserves the anonymity of the owner of the shares. The disadvantage is that your taxable amount is not equal to capital gains actually

21.

realized through the sale of the shares, but rather is based on the increased value of the shares held in your portfolio.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when the cash payment and/or shares are issued to you. If you receive shares, the number of shares will be net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

By electing to participate in the Offer, you authorize Siebel Systems to withhold cash from the payment of Consideration or from your salary and to pay such amount to your employer for the payment of income tax and social security contributions.

Foreign Exchange Information

Exchange control reporting is required if you transfer cash or shares to or from Italy in excess of EURO10,329.14 or the equivalent amount in U.S. dollars. You may be exempt from this formality if the payments are made through an authorized broker resident in Italy, as that entity would comply with the reporting obligation. Exchange control reporting is also required if you have any foreign investment (including stock) held outside Italy in excess of EURO10,329.14. The reporting must be done on your individual tax return.

22.

A Guide to Issues in Japan

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Japan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. These amounts will likely be treated as remuneration income. The holding period may reduce the taxable value of the share, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the Offer Termination Date and the sale price.

Withholding and Reporting

Your employer likely is not required to withhold income tax or social security contributions when the cash payment and/or shares are issued to you. It is your responsibility to report and pay any taxes resulting from your participation in the Offer.

Foreign Exchange Information

To the extent you receive shares with a value of more than ¥100,000,000, you must file an ex post facto report (Report Concerning Acquisition or Transfer of Securities, “Securities Acquisition Report”) with the Ministry of Finance through the Bank of Japan within 20 days of acquiring the shares.

23.

A Guide to Issues in Mexico

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Mexico. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to tax as ordinary income on the amount of the cash payment. In addition, to the extent you receive shares, you will also be subject to tax as income in-kind on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the share, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the Offer Termination Date and the sale price.

Withholding and Reporting

Your employer is not required to withhold or report income tax or social insurance contributions when the cash payment and/or shares are issued to you. It is your responsibility to report and pay any taxes resulting from your participation in the Offer. You must make an estimated tax payment at the rate of 20% within 15 days from the date that you acquire shares under the Offer.

Nature of the Program

By electing to participate in the Offer, you acknowledge that:

•	The Offer and the acquisition of shares under it does not, in any way establish an employment relationship between you and Siebel Systems and it does not establish any right with respect to your employer;

•	Whether payments made to you in connection with the Offer are made in cash and/or shares, such payment shall not be considered as compensation, including but not limited to payment of salary, employment compensation, labor benefit or any other payment for services;

•	Any and all grants of cash, shares and/or other property to you under the Offer shall constitute a special discretionary payment derived from your eligibility and the commercial relationship between Siebel Systems and its Mexican subsidiary; and

•	All such grants shall not be taken into account in computing the amount of salary or compensation received by you from your employer for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of your employer or its subsidiaries and affiliates or under any agreement with you, because there is no legal relationship binding you and Siebel Systems other than your voluntarily consent to accept the Offer.

24.

A Guide to Issues in the Netherlands

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in the Netherlands. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor it is intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

Options Taxed at Exercise:

If your options were granted with conditions that deferred taxation until exercise or if you made an election to defer taxation until exercise, you will likely be subject to income tax on the fair market value of the options as a result of the exchange of an existing option for shares of common stock and/or a cash payment.

Options Taxed at Vesting:

If your options are taxable upon vesting, you may be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment.

If such options were granted (accepted) after June 26, 1998, the options are vested and it has been three years since the date of grant, you will likely not be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. If such options were granted (accepted) after June 26, 1998, the options are vested and it has not been three years since the date of grant, you will likely be subject to income tax on the fair market value of the options less the value already taxed at vesting as a result of the exchange of an existing option for shares of common stock and/or a cash payment.

If such options were granted (accepted) after June 26, 1998, the options are not vested and it has been three years since the date of grant, you will likely be subject to income tax under the statutory formula as a result of the exchange of an existing option for shares of common stock and/or a cash payment. If such options were granted (accepted) after June 26, 1998, the options are not vested and it has not been three years since the date of grant, you will likely be subject to income tax on the fair market value of the options as a result of the exchange of an existing option for shares of common stock and/or a cash payment.

Options Taxed at Grant:

If your options were taxed at grant (i.e., granted prior to June 26, 1998), you will likely not be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment.

Holding Period

The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

25.

Sale of Shares

To the extent you receive shares, you will not be subject to tax on the gain when you subsequently sell them.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (if any) when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be net of the withholding amount.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Foreign Exchange Information

Statistical reporting of payments of EURO 50,000 or more to or from a foreign country must be reported to the Nederlandsche Bank. If a Dutch bank is involved in sending or receiving the payment, the bank will report the transaction.

26.

A Guide to Issues in Norway

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Norway. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will likely be subject to income tax and social insurance contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and social insurance contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will likely be subject to income tax and social insurance contributions on the fair market value of the shares on the Offer Termination Date. If your options were taxable at grant, any previously taxed amount may reduce your taxable income. You may also be eligible to exclude 25% of the taxable gain, up to a limit of NOK 1,500 provided certain conditions are met. Please consult with your tax advisor to determine if you are able to utilize this exclusion or reduce your taxable income if your options were taxed at grant. In addition, the holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price.

Withholding and Reporting

Your employer is likely required to withhold and report income tax and social insurance contributions when the cash payment and/or shares are issued to you. If you receive shares, the number of shares will be net of the withholding amount. You should also report your taxable income from the Offer in your annual tax return.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Wealth Tax

To the extent you receive shares, any shares that you hold at the end of the year will be subject to Norwegian wealth tax based on the market value of the shares at that time. It is uncertain that your shares will be subject to wealth tax since they are non-transferable until after the holding period expires. You should consult with your tax advisor to determine if the shares are subject to wealth tax.

If you maintain that your shares are not subject to the wealth tax, you should provide sufficient information in your tax return, enabling the tax authorities to assess your tax position.

27.

A Guide to Issues in Poland

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Poland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax (and potentially social insurance contributions, although this result is uncertain) as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax (and potentially social insurance contributions) on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax (and potentially social insurance contributions) on the taxable value of the shares on the Offer Termination Date. The taxable value of the shares is likely to be based on an independent valuation of the shares that takes into account the holding period. Due to the uncertainty in calculating the taxable value of the shares (and the uncertainty regarding social insurance contributions), you should consult with your tax advisor to determine how the tax laws apply to your specific situation and to assist in obtaining a valuation of the shares.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares at issuance and the sale price.

Withholding and Reporting

Your employer is not required to withhold or report income tax or social insurance contributions when the cash payment and/or shares are issued to you or upon the subsequent sale of the shares. It is your responsibility to report and pay all applicable taxes. Generally, you must calculate and pay an advance payment of income tax within 20 days following the end of the month in which you receive the cash payment and issuance of shares (in addition to your annual personal income tax return).

Foreign Exchange Information

To the extent you receive shares, you are responsible for complying with all exchange control regulations in Poland with respect to your participation in the Offer. Currently, these regulations require that you have a valid exchange control permit in place at the time of the exchange. Please note, however, that the requirement to have a valid foreign exchange permit may be abolished effective October 1, 2002. Thus, you should consult with your legal advisor regarding your obligation to obtain a foreign exchange permit if the issuance of shares occurs on or after October 1, 2002.

28.

A Guide to Issues in Portugal

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Portugal. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them if the shares are not held for more than 12 months prior to sale. Under current Portuguese legislation, the taxable amount will be 50% of the difference between the taxable value of the shares on the date of issuance and the sale price. Please note, however, that you will not be subject to tax on the subsequent sale of shares if the shares are held for more than 12 months (since the shares were acquired before December 2002).

Withholding and Reporting

Your employer is not required to withhold income tax when the cash payment and/or shares are issued to you (although it is subject to reporting requirements) or upon the subsequent sale of the shares. It is your responsibility to pay all applicable taxes.

Foreign Exchange Information

To the extent you receive shares, if the shares are not deposited with a Portuguese commercial bank or financial intermediary, you will be required to submit a report to the Banco de Portugal for statistical purposes.

29.

A Guide to Issues in Singapore

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Singapore. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will likely not be subject to income tax or Central Provident Fund (“CPF”) contributions tax as a result of the cancellation of your options, although this result is not certain. To the extent you receive a cash payment, you will, however, be subject to tax on the amount of the cash payment when it is issued to you. In addition, to the extent you receive shares, you will be subject to tax on the fair market value of the shares. Please note that, on May 3, 2002, the Minister of Finance announced that shares with a holding period will be subject to tax when the restriction lapses. Please note that this may result in an increase or decrease in the amount of the tax payable depending on the movement of the share price. Please also note that at this time it is unclear whether you can opt to pay the tax at the time of the issuance of the shares rather than when the restriction lapses. The Inland Revenue Authority is expected to release additional details on this shortly.

Sale of Shares

To the extent you receive shares, you will generally not be subject to tax when you subsequently sell them provided you are not in the business of buying and selling securities.

Withholding and Reporting

Your employer is not required to withhold or report income tax or CPF contributions when the cash payment and/or shares are issued to you (or when the holding period expires) or upon the subsequent sale of the shares. It is your responsibility to report and pay all applicable taxes.

Securities Information

If you are a director, associate director or shadow director of a Singapore affiliate of Siebel Systems, you are subject to certain notification requirements under the Singapore Companies Act to the extent you receive shares. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., shares) in Siebel Systems or any related companies. Please contact Siebel Systems to obtain a copy of the notification form. In addition, you must notify the Singapore affiliate when you sell shares of Siebel Systems or any related company (including when you sell shares acquired under the Offer). These notifications must be made within two days of acquiring or disposing of any interest in Siebel Systems or any related company. In addition, a notification must be made of your interests in Siebel Systems or any related company within two days of becoming a director.

30.

A Guide to Issues in South Africa

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in South Africa. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will likely be subject to tax when you subsequently sell them. The taxable amount will be the difference between the fair market value of the shares on the date of issuance and the sale price. If you can demonstrate to the satisfaction of the South African Revenue Service that you acquired your shares with a view to holding the shares as a capital asset rather than a profit-making scheme, then only 25% of the gain will be subject to capital gains tax. In addition, regardless of whether the shares are held as a capital asset, you will not be taxed on the first ZAR 10,000 of your capital gain.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Foreign Exchange Information

To the extent you receive shares, due to local foreign exchange control restrictions, your participation in the Offer is conditioned upon receiving approval from the Exchange Control Department of the South African Reserve Bank.

31.

A Guide to Issues in South Korea

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in South Korea. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax and social security contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and social security contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and social security contributions on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price.

Withholding and Reporting

Your employer is not required to withhold income tax or social security contributions when the cash payment and/or shares are issued to you. It is your responsibility to report all income received under the Offer and to pay any applicable income tax and social security contributions.

32.

A Guide to Issues in Spain

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Spain. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will likely be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will likely be subject to income tax on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax on the fair market value of the shares on the Offer Termination Date. Please note that in computing the taxable value of the shares, you may be entitled to apply a discount to the value of the shares due to the holding period, although this is not certain. In addition, you may be entitled to claim an exemption for at least a portion of the taxable amount related to the receipt of shares, if certain conditions are met. You should consult with your tax advisor to determine whether an exemption or discount to the value of the shares is available.

Sale of Shares

To the extent you receive shares, you will be subject to tax when you subsequently sell them. The taxable amount will be the difference between the amount upon which you have already paid taxes when the shares were issued plus any expenses incurred (the “acquisition cost”) and the sale price. You should consult with your tax advisor at the time of sale to determine the appropriate acquisition cost.

If you hold the shares for one year or less, the gain is taxed at the general income tax rate. If you hold the shares for more than one year, the gain will be taxed at a flat rate of 18%.

Withholding and Reporting

To the extent you receive shares, the shares that you receive pursuant to the exchange will be considered compensation in kind subject to payment on account. As a result, your employer will charge its portion of the payment on account obligation, if any, to you. The number of shares you receive will be the net of the withholding amount. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. To the extent you receive a cash payment, the cash payment that you receive pursuant to the exchange will be considered compensation in cash subject to income tax and social insurance withholding. As a result, your employer will withhold income tax and social insurance contributions from your cash payment. Any difference between the amount withheld and your actual tax liability is your responsibility.

Securities Information

This Offer is considered a private placement outside of the scope of Spanish law on public offerings and issuances.

Foreign Exchange Information

It is your responsibility to comply with exchange control regulations in Spain. The issuance of Siebel Systems shares must be declared for statistical purposes to the Spanish “Oficina de Política Comercial y de

33.

Inversiones Extranjeras” (the “OPCIE”). To the extent you receive shares, you must make such declaration by filing the appropriate form with the OPCIE.

When receiving foreign currency payments derived from the ownership of Siebel Systems shares (i.e., as a result of the sale of the shares), you must inform the financial institution receiving the payment, the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of Siebel Systems; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) additional information that may be required.

If you wish to import the ownership title of the Siebel Systems shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the OPCIE.

34.

A Guide to Issues in Sweden

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Sweden. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax (local and national) and social insurance contributions as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and social insurance contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and social insurance contributions on the fair market value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax when you subsequently sell them. The taxable amount will be the difference between the fair market value on the date of issuance and the sale price.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

35.

A Guide to Issues in Switzerland

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Switzerland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. In addition, you may be subject to Swiss federal tax due to the exchange. As a result, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country and your particular canton apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

It is not clear whether you will be subject to cantonal tax in Switzerland due to the exchange. The tax consequences will likely depend on how the applicable tax authorities value the consideration received pursuant to the exchange and whether the tax authorities reassess the value of the options previously received. Due to the uncertainty, you are strongly encouraged to consult your tax advisor regarding the specific tax consequences of the exchange to you.

If you paid tax upon the grant of the options, then you may be subject to tax upon the exchange if the tax authorities take the position that the consideration that you receive for the cancellation of the options (i.e., the value of the shares and/or cash payment) is greater than the fair market value of the options at the time of the exchange. In addition, the Swiss tax authorities could reassess the value of the options granted to you and impose additional taxes on the grant of options in previous years based on a higher reassessed value.

Please note that in determining the taxable value of the shares received pursuant to the exchange, you may be entitled to apply a discount to the shares to reflect the holding period. Please consult your tax advisor.

Sale of Shares

To the extent you receive shares, you will not be subject to tax when you subsequently sell them.

Wealth Tax

To the extent you receive shares pursuant to the exchange they will become part of your net wealth and may be subject to the cantonal net wealth tax.

Withholding and Reporting

Your employer is not required to withhold or report income tax due to the cash payment and/or issuance of shares. It is your responsibility to report all income received under the Offer and to pay any applicable income tax and social security contributions.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

36.

A Guide to Issues in Taiwan

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in Taiwan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax on the shares on the Offer Termination Date. The taxable amount of the shares, however, is uncertain. The taxable amount will likely be either: (1) the par value of the shares or (2) the fair market value of the shares. The holding period may reduce the taxable value of the shares, although this result is not certain. Due to the uncertainty in calculating the taxable amount, you should consult with your tax advisor to determine how the tax laws apply to your specific situation.

Sale of Shares

To the extent you receive shares, you will generally not be subject to tax when you subsequently sell them.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the cash payment and/or shares are issued to you or upon the subsequent sale of the shares. It is your responsibility to report and pay all applicable taxes.

37.

A Guide to Issues in the United Kingdom

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for shares of Issued Common Stock and/or Cash Consideration for Eligible Participants subject to tax in the United Kingdom. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Shares of Issued Common Stock and/or Cash Consideration

You will be subject to income tax and National Insurance Contributions (to the extent your earnings have not yet exceeded the maximum earnings limit) as a result of the exchange of an existing option for shares of common stock and/or a cash payment. To the extent you receive a cash payment, you will be subject to income tax and National Insurance Contributions on the amount of the cash payment. In addition, to the extent you receive shares, you will be subject to income tax and National Insurance Contributions on the taxable value of the shares on the Offer Termination Date. The holding period may reduce the taxable value of the shares, although this result is not certain. Please consult your tax advisor for further information.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax when you subsequently sell them. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price. Any capital gains you realize are subject to an annual personal exemption before capital gains tax is payable (£7,700 for the U.K. tax year 6 April 2002 to 5 April 2003) and to taper relief, the amount of which is based on the period of time during which you hold the shares and whether you continue to be employed by your employer or a related company.

Withholding and Reporting

Your employer is required to withhold and report income tax and National Insurance Contributions when the cash payment and/or shares are issued to you. If you receive shares, the number of shares you receive will be the net of the withholding amount.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

38.

EXHIBIT 1

ELECTION FORM

ELECTION FORM

as of [Day, Month, Date, Year]

[Employee Name]
[Employee Address]
[Employee ID]

Grant Summary

		Grant	Grant	Exercise	Expiration	Shares	Shares	Shares
Plan	Grant ID	Date	Type	Price	Date	Granted	Outstanding	Exercisable

     I have received the Information Statement relating to Siebel Systems, Inc.’s (“Siebel Systems”) offer to exchange certain options held by its employees. I understand that “Eligible Options” are only those options with an exercise price equal to or greater than $40.00 per share, and that the offer is only available to employees who qualify as “Eligible Participants” and who remain “Eligible Participants” through the close of the offer. I further understand that if (a) this Election Form relates to an option that is not an “Eligible Option” or (b) the number listed under “Shares Outstanding” above is zero, Siebel Systems will disregard this Election Form and no options will be exchanged under this Election Form.

( )	I hereby elect to cancel the full number of shares outstanding under the Eligible Option listed above according to the terms and conditions stated in the Information Statement.

( )	I do not accept the offer to exchange the Eligible Option listed above. I understand that I will not receive any consideration for my Eligible Option and my Eligible Option will continue on its current terms.

     I hereby agree that, unless I revoke my election before midnight Pacific Time on September 30, 2002 (or a later expiration date if Siebel Systems extends the offer), my election will be irrevocable, and if accepted by Siebel Systems, such surrendered Eligible Options will be cancelled in their entirety on or after such date. I understand that (a) if the consideration for the cancellation of my Eligible Option(s) will be in the form of Issued Common Stock, the number of shares of Issued Common Stock that I will receive will be determined as of the Offer Termination Date and (b) I will receive my Consideration, whether in shares of Issued Common Stock or cash, after October 1, 2002.

     I further understand and agree that, unless I have elected to tender only part of the Eligible Option listed above by filling in the blank after “Partial Tender of Eligible Option” below, the tender of the Eligible Option listed above will be for the full number of shares outstanding thereunder. If the share amount elected below is not in a 1,000-share increment, I understand that you will reduce my election down to the nearest 1,000-share increment.

                    Partial Tender of Eligible Option: _________

     I acknowledge and agree that, by accepting this offer, I have agreed to all of the terms applicable to me in Appendix A to the Information Statement - “Guide to International Issues.”

     I acknowledge and agree that neither the ability to participate in the offer nor actual participation in the offer shall be construed as a right to continued employment with Siebel Systems or my employer (except on an at-will basis, unless otherwise required by local law). I agree that Siebel Systems has made no representations or warranties to me regarding this offer or the future pricing of Siebel Systems stock, and that my participation in this offer is at my own discretion.

     I AGREE THAT SIEBEL SYSTEMS SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

Optionee Signature	Date
Email Address

PLEASE FAX YOUR SIGNED AND COMPLETED ELECTION FORM TO (650) 477-4020 BY NO LATER THAN MIDNIGHT, PACIFIC TIME ON SEPTEMBER 30, 2002 (OR A LATER EXPIRATION DATE IF SIEBEL SYSTEMS EXTENDS THE OFFER).

2.

EXHIBIT 2

NOTICE OF CHANGE IN ELECTION FORM

NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

     If you previously elected to reject Siebel Systems, Inc.’s (“Siebel Systems”) offer to exchange certain options held by its employees, and you would like to change your election and accept the offer, you must sign this Notice and a new Election Form and send both to Siebel Systems via facsimile at (650) 477-4020 before midnight, Pacific Time, on September 30, 2002, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to exchangeoffer@siebel.com.

To Siebel Systems:

     I previously received a copy of the Information Statement (dated August 29, 2002), including all of its attachments, the cover letter and an Election Form. I signed and returned the Election Form, in which I elected to reject Siebel Systems’ offer to exchange one or more of my Eligible Options. I now wish to change that election, and accept Siebel Systems’ offer to exchange one or more of my Eligible Options. I understand that by signing this Notice and a new Election Form and delivering both forms pursuant to the instructions above, I will be able to withdraw my rejection of the offer and accept the offer instead. I have read and understand all of the terms and conditions of the offer.

     I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to Siebel Systems via facsimile at (650) 477-4020 before midnight, Pacific Time, on September 30, 2002, or if Siebel Systems extends the deadline to exchange options, before the extended expiration of the offer.

     I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

     I accept the offer to exchange Eligible Options as indicated in the Election Form completed as of the date hereof and attached hereto.

Optionee Signature	Date

Name (Please print)	Employee ID

Email Address

NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

     If you previously elected to accept Siebel Systems, Inc.’s (“Siebel Systems”) offer to exchange certain options held by its employees, and you would like to change your election and reject the offer, you must sign this Notice and send it to Siebel Systems via facsimile at (650) 477-4020 before midnight, Pacific Time, on September 30, 2002, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to exchangeoffer@siebel.com.

To Siebel Systems:

     I previously received a copy of the Information Statement (dated August 29, 2002), including all of its attachments, the cover letter and an Election Form. I signed and returned the Election Form(s), in which I elected to accept Siebel Systems’ offer to exchange one or more of my Eligible Options. I now wish to change that election and reject Siebel Systems’ offer to exchange one or more of my Eligible Options, which are indicated below. I understand that by signing this Notice and delivering it pursuant to the instructions above, I will be able to withdraw my election to participate in the offer, and reject the offer instead. I have read and understand all of the terms and conditions of the offer.

     I understand that in order to reject the offer, I must sign and deliver this Notice to Siebel Systems via facsimile at (650) 477-4020 before midnight, Pacific Time, on September 30, 2002, or if Siebel Systems extends the deadline to exchange Eligible Options, before the extended expiration of the offer.

     By rejecting the offer, I understand that I will not receive any Issued Common Stock, and I will keep my Eligible Options. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between Siebel Systems and me.

     I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

     I do not accept the offer to exchange the following Eligible Options.

Grant ID	Grant Date	Exercise Price	Shares Outstanding

Optionee Signature	Date

Name (Please print)	Employee ID

Email Address